SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Filed by the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For use of the Commission only (as permitted by
Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

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GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square
Suite 202
Toronto, Ontario, Canada M5J 2G2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 27, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Tuesday, May 27, 2008, at 10:00 a.m. (local time), at the Terrence Donnelly Centre for Cellular and Biomolecular Research, University of Toronto, 160 College Street, Toronto, Ontario, Canada M5S 3E1, for the following purposes, as set forth in the accompanying Proxy Statement:

1.	To elect five directors;

2.
To authorize the Board of Directors, in the three-month period commencing with the date of the annual meeting, to issue, without prior stockholder approval, in connection with capital raising transactions, and/or acquisitions of assets, businesses or companies, up to 25,000,000 shares of common stock, including options, warrants, securities or other rights convertible into common stock, in the aggregate, in excess of the number of shares that NASDAQ Marketplace Rules 4350(i)(1)(C) and (D) permit us to issue in such transactions without prior stockholder approval, the issuance of such 25,000,000 shares to be upon such terms as the Board of Directors shall deem to be in our best interests, for a price of not less than 70% of the market price at the time of such issuance and for an aggregate consideration not to exceed $50,000,000, which such authorization shall include shares of common stock issued by us at or above market price prior to the date of the annual meeting (a "Prior Issuance") in the event The NASDAQ Stock Market LLC integrates (i) a new below market issuance by us within the three-month period commencing on the date of the annual meeting with (ii) the Prior Issuance;

3.	To ratify the appointment of Danziger Hochman Partners LLP as independent public accountants for the fiscal year ending July 31, 2008; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

The Board of Directors has established the close of business on April 2, 2008, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Generex is complying with the new Securities and Exchange Commission rule that permits us to furnish proxy materials to stockholders on the Internet. This Notice and the Proxy Statement are being made available to stockholders on or about April [16], 2008.

Your vote is very important. Whether or not you plan to attend the 2008 annual meeting of stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By order of the Board of Directors,

/s/ Rose C. Perri
Rose C. Perri
Secretary

April [16], 2008

GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square
Suite 202
Toronto, Ontario, Canada M5J 2G2

PROXY STATEMENT

TABLE OF CONTENTS

Page

About the 2008 Annual Meeting and Voting at the Meeting	1
Election of Directors (Item 1 on the Proxy Card)	5
Independence and Compensation of Directors	6
Director Independence	6
Non-Employee Directors’ Compensation	7
Corporate Governance	7
Code of Ethics	7
Board Meetings and Committees; Annual Meeting Attendance	8
Audit Committee	8
Compensation Committee	8
Compensation Committee Interlocks and Insider Participation	9
Corporate Governance and Nominating Committee	9
Director Nominations by Stockholders	10
Communications with Directors	10
Approval of the Potential Issuance and Sale of Shares at Prices Below the Then Current Market Price in Potential Capital Raising Transactions and/or Acquisitions (Item 2 on the Proxy Card)	11
Potential Equity Related Investments	12
Effect of a Potential Equity Related Investment upon Existing Stockholders	12
Ratification of Appointment of Danziger Hochman Partners LLP as Independent Public Accountants for Fiscal Year 2008 (Item 3 on the Proxy Card)	14
Audit Matters	14
Fees Paid to Generex’s Independent Public Accountants	14
Policy for Pre-Approval of Audit and Non-Audit Services	14
Report of the Audit Committee	15
Compensation Matters	16
Compensation Discussion and Analysis	16
Compensation Committee Report	21
Executive Compensation Tables	22
Other Benefit Plans	26
Employment Agreements	26
Potential Payments upon Termination of Employment or Change in Control	29
Certain Transactions	32
Change of Control	32
Certain Relationships and Related Transactions	32
Security Ownership of Certain Beneficial Owners and Management	33
Section 16(a) Beneficial Ownership Reporting Compliance	36
Other Information	37
Annual Report.	37
Stockholder Proposals for the Next Annual Meeting	37
Appendix A – Charter of Audit Committee	A-1
Appendix B - Charter of Corporate Governance and Nominating Committee	B-1

ABOUT THE 2008 ANNUAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is provided to the stockholders of Generex in connection with the solicitation by our Board of Directors of proxies for use at our annual meeting of stockholders to be held on Tuesday May 27, 2008 at 10:00 a.m. (local time), at the Terrence Donnelly Centre for Cellular and Biomolecular Research, University of Toronto, 160 College Street, Toronto, Ontario, Canada M5S 3E1, and any adjournments or postponements thereof. Generex’s Annual Report to Stockholders in respect of the fiscal year of Generex ended July 31, 2007, including financial statements, accompanies this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

•	To elect five directors;
•	To authorize the Board of Directors to issue up to 25,000,000 shares of common stock at less than market price in excess of amounts permitted under NASDAQ Marketplace Rules 4350(i)(1)(C) and (D);
•	To ratify the appointment of Danziger Hochman Partners LLP as our independent public accountants for the fiscal year ending July 31, 2008; and
•	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received in the mail a Notice of Internet Availability of Proxy Materials?

In accordance with new rules recently adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, on or about April [16], 2008, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request a printed copy of our proxy materials for the 2008 annual meeting. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of Generex’s common stock as of the close of business on April 2, 2008, which is the record date. You are entitled to one vote for each share of common stock that you own. As of April 2, 2008, we had __________ shares of common stock outstanding.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

•	By Internet — We encourage you to vote and submit your proxy over the Internet at [web address].
•	By telephone — You may vote and submit your proxy by calling [#-###-###-####].
•	By mail — If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. Certain of these institutions offer telephone and Internet voting. Please refer to the information forwarded by your bank, broker or other nominee to see which options are available to you.

What shares can I vote?

You may vote all shares owned by you as of the close of business on April 2, 2008, the record date. These shares include:

•	Shares held directly in your name as the stockholder of record; and
•
Shares of which you are the beneficial owner but not the stockholder of record (typically referred to as being held in “street name”). These are shares that are held for you through a broker, trustee or other nominee such as a bank.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may change you vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.
•	Voting again over the Internet or by telephone prior to [10:00] a.m., Eastern Time, on May 27, 2008.
•	Voting at the meeting if you are the stockholder of record.
•	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

Our principal executive officers are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, and our telephone number is (416) 364-2551.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

•	FOR the election of the nominees for director named on page 5 of this Proxy Statement.
•
FOR the proposal to authorize the Board of Directors to issue up to 25,000,000 shares of common stock at less than market price in excess of amounts permitted under NASDAQ Marketplace Rules 4350(i)(1)(C) and (D).

•	FOR the ratification of the appointment of Danziger Hochman Partners LLP as our independent public accountants for the fiscal year ending July 31, 2008.
•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or one proxy card?

Your shares are probably registered in more than one account. You should vote all of your shares. We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, StockTrans, at 1-800-733-1121.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Banks and brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of the appointment of Generex’s independent registered public accounting firm are considered routine matters for which banks and brokers may vote without specific instructions from their customers.

May stockholders ask questions at the meeting?

Yes. Generex representatives will answer stockholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 2, 2008 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

The five nominees for director receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Because directors are elected by a plurality, abstentions are not taken into account in determining the outcome of election of directors.

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting will be required to authorize the Board of Directors to issue up to 25,000,000 shares of common stock at less than market price in excess of amounts permitted under NASDAQ Marketplace Rules 4350(i)(1)(C) and (D) and to ratify the appointment of Danziger Hochman Partners LLP as our independent public accountants for the current fiscal year. On these proposals, abstentions will be counted as negative votes in the tabulation of the votes cast by stockholders. Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the shares of commons stock present in person or by proxy at the meeting in order to be approved. On any such proposal, abstentions will be counted as negative votes in the tabulation of the votes cast by stockholders. Broker non-votes will not be counted in the tabulation of the votes cast on the proposal but will be counted for purposes of establishing a quorum.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is Generex aware of any other item of business that will be presented at the meeting?

The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Will Generex reimburse any expenses of banks, brokers, nominees and fiduciaries?

All costs and expenses of any solicitation, including the cost of preparing this Proxy Statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by Generex. Certain directors, officers and regular employees of Generex may solicit proxies personally, or by telephone or otherwise, but such persons will not be compensated for such services. Arrangements will be made with brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting materials to each beneficial owner of stock held of record by them, and Generex will reimburse them for their expenses in doing so.

Will the directors be in attendance at the meeting?

We currently expect all of our director nominees to be in attendance at the 2008 annual meeting of stockholders. It has been customary for our directors to attend our annual meetings of stockholders. All of the director nominees attended the 2007 annual meeting of stockholders.

ELECTION OF DIRECTORS
(Proposal 1)

Five directors are to be elected at the annual meeting of stockholders. All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

The persons named below have been approved by our full Board of Directors as nominees for election as directors. All nominees currently serve as our directors. The individuals named in the accompanying proxy intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. If you do not wish your shares to be voted for any of the nominees, you may so indicate. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Corporate Governance and Nominating Committee and approved by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

Name	Age	Position Held with Generex	Director Since

Anna E. Gluskin	56	Chairperson, President, Chief Executive Officer and Director	September 1997

Rose C. Perri	40	Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary and Director	September 1997

John P. Barratt	63	Independent Director	March 2003

Brian T. McGee	47	Independent Director	March 2004

Nola E. Masterson	61	Independent Director	May 2007

Anna E. Gluskin: Director since September 1997. Ms. Gluskin has served as the President and Chief Executive Officer of Generex since October 1997 and the Chairperson of the Generex Board of Directors since November 2002. She held comparable positions with Generex Pharmaceuticals Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

Rose C. Perri. Director since September 1997. Ms. Perri has served as Treasurer and Secretary of Generex since October 1997 and as Chief Operating Officer since August 1998. She served as Acting Chief Financial Officer from November 2002 until April 2005 when she was appointed Chief Financial Officer. She was an officer of Generex Pharmaceuticals Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

John P. Barratt. Independent Director since March 2003. Mr. Barratt is currently the Chairman of the Generex Compensation Committee and the Corporate Governance and Nominating Committee and a member of the Generex Audit Committee. Mr. Barratt currently serves as the Board Liaison Officer of The Caldwell Partners International, a role he commenced in July 2006. From April 2005 to July 2006, Mr. Barratt served as Chief Operating Officer of The Caldwell Partners International. The Caldwell Partners International is a Canadian-based human capital professional services company. Mr. Barratt from January 2002 until February 2007 served as the court-appointed Responsible Person and Liquidation Manager of Beyond.com Corporation, Debtor-in-Possession, a U.S. Chapter 11 Bankruptcy case, in which capacity Mr. Barratt reported to the bankruptcy court and to the U.S. Trustee’s Office. From September 2000 to January 2002, Mr. Barratt acted in the capacity of Chief Operating Officer of Beyond.com Corporation, an electronic fulfillment provider. Between 1996 and 2000, Mr. Barratt was partner-in-residence with the Quorum Group of Companies, an international investment partnership specializing in providing debt and/or equity capital coupled with strategic direction to emerging technology companies. Between 1988 and 1995, Mr. Barratt held a number of positions with Coscan Development Corporation, a real estate development company, the last position of which was Executive Vice-President and Chief Operating Officer. Mr. Barratt currently serves on a number of Boards of Directors, including Brascade Corporation and BAM Split Corporation, and is a member of the Board of Directors and Chairman of the Risk Policy Committee of the Bank of China (Canada). Mr. Barratt also serves on the Advisory Boards of the following Brascan SoundVest funds: Diversified Income Fund, Total Return Fund, Rising Distribution Split Trust and Focused Business Trust. In addition, Mr. Barratt is also a member of the Advisory Board of the Brascan Adjustable Rate Trust I and Crystal Fountains Inc.

Brian T. McGee. Independent Director since March 2004. Mr. McGee is currently the Chairman of the Generex Audit Committee and is a member of the Generex Corporate Governance and Nominating Committee. Mr. McGee has been a partner of Zeifman & Company, LLP ("Zeifman") since 1995. Mr. McGee began working at Zeifman shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifman is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifman's business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants.

Nola E. Masterson. Independent Director since May 2007. Ms. Masterson currently serves as a member of the Generex Audit Committee, the Generex Compensation Committee, and the Generex Corporate Governance and Nominating Committee. Since 1982, she has been the chief executive officer of Science Futures Inc., an investment and advisory firm. Ms. Masterson is currently Managing Member and General Partner of Science Futures LLC, I, II and III, which are venture capital funds invested in life science funds and companies. She also serves as a Senior Advisor to TVM Techno Venture Management, an international venture capital company, and as a member of the Board of Directors of Repros Therapeutics Inc., a development stage biopharmaceutical company formerly known as Zonagen, Inc. (currently trading on The NASDAQ Global Market under the symbol “RPRX”). Ms. Masterson was the first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany. She also started the BioTech Meeting in Laguna Nigel, CA, the annual Biopharmaceutical Conference in Europe, and was nominated to the 100 Irish American Business List in 2003. Ms. Masterson began her career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management. Ms. Masterson has 31 years of experience in the life science industry. She received her Masters in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida. .

There are no family relationships among our officers and directors.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 1, approving the election of the above-named nominees.

Independence and Compensation of Directors
Director Independence

The business affairs of Generex are managed under the direction of the Board of Directors. The Board of Directors will consist of five members, three of whom are “independent” as defined under applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ rules. Upon their election, the three independent members of the Board of Directors will be John P. Barratt, Brian T. McGee and Nola E. Masterson. During fiscal year 2007 prior to the 2007 annual meeting of stockholders, the Board of Directors consisted of eight members, five of whom were independent under such standards. The five independent directors who served during this period included Messrs. Barratt and McGee, Peter Amanatides, Mindy J. Allport-Settle and David W. Wires. Ms. Allport-Settle and Mr. Wires elected not to stand for re-election at the annual meeting of stockholders held on May 29, 2007. Mr. Amanatides elected not to stand for re-election at the annual meeting of stockholders to be held on May 27, 2008. The following directors are not considered independent due to their roles as executive officers of Generex: Ms. Gluskin who serves as our President and Chief Executive Officer, and Ms. Perri who serves as our Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary. In order that a majority of the Board of Directors will continue to consist of independent directors, Dr. Gerald Bernstein will not stand for re-election at the annual meeting of stockholders to be held on May 27, 2008. Dr. Bernstein will continue to serve as our Vice President, Medical Affairs.

For a director to be considered independent, the Board must determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In its determination of the independence of non-employee directors, the Board considered the relationships of Mr. Amanatides and Mr. Wires described below under the heading “Corporate Governance” and the subheading “Compensation Committee Interlocks and Insider Participation.”

All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee must be independent directors under NASDAQ rules. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Generex or any of its subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

Non-Employee Directors' Compensation

Non-employee directors of Generex receive cash compensation of $10,000 each fiscal quarter and are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. At the discretion of the full Board, non-employee directors may receive stock options to purchase shares of our common stock or shares of restricted stock each fiscal year. The number and terms of such options or shares is within the discretion of the full Board. Typically, stock options or stock awards vest on the date of grant at an exercise price equal to the closing price of our common stock on the date of grant.

Directors who are officers or employees of Generex do not receive separate consideration for their service on the Board of Directors. The compensation received by Ms. Gluskin, Ms. Perri and Dr. Bernstein as employees of Generex is shown in the Summary Compensation Table on page 22 of this Proxy Statement.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	All Other Compensation	Total
Mindy J. Allport-Settle (2)	$30,000	$0	$0	$0	$30,000
Peter G. Amanatides	$40,000	$0	$0	$0	$40,000
John P. Barratt	$40,000	$0	$0	$0	$40,000
Nola E. Masterson (3)	$6,667	$0	$0	$0	$6,667
Brian T. McGee	$40,000	$0	$0	$0	$40,000
David E. Wires (4)	$30,000	$0	$0	$0	$30,000

(1) As of July 31, 2007, the aggregate number of stock options held by each non-employee director was as follows: Ms. Allport-Settle (0); Mr. Amanatides (100,000), Mr. Barratt (345,714), Ms. Masterson (0), Mr. McGee (205,714) and Mr. Wires (0). On May 30, 2006, each of Ms. Allport-Settle; Mr. Amanatides, Mr. Barratt, Mr. McGee and Mr. Wires was granted 150,000 shares of restricted common stock pursuant to the Generex Biotechnology Corporation 2006 Stock Plan, which awards were fully vested upon the date of grant and which awards remain outstanding with the exception of the awards to Ms. Allport-Settle as disclosed in note 2.

(2) Ms. Allport-Settle elected not to stand for re-election to the Board of Directors at our annual meeting of stockholders held on May 29, 2007. She exercised all of her outstanding options (170,000 in total) in July of 2007. She also returned 150,000 shares of restricted common stock granted to her on May 30, 2006 pursuant to the Generex Biotechnology Corporation 2006 Stock Plan to Generex for no consideration.

(3) Our Board of Directors nominated Ms. Masterson for election as director at the 2007 Annual Meeting of the Stockholders held on May 29, 2007. On August 17, 2007, Ms. Masterson was awarded 100,000 shares of unrestricted common stock pursuant to the Generex Biotechnology Corporation 2006 Stock Plan. This award is not included in the table above because it was made after July 31, 2007, and no portion of the award was expensed for the year ended July 31, 2007.

(4) Mr. Wires elected not to stand for re-election to the Board of Directors at the annual meeting of stockholders held on May 29, 2007. Mr. Wires is a partner of a law firm that represents us in various matters. The legal fees paid by us to Mr. Wires’ law firm during the last fiscal year are described below under the heading “Corporate Governance” and the subheading “Compensation Committee Interlocks and Insider Participation.”

Corporate Governance

Code of Ethics

Generex has adopted a code of ethics that applies to its directors and the following executive officers: the President, Chief Executive Officer, Chief Financial Officer (principal financial/accounting officer), Chief Operating Officer, any Vice-President, Controller, Secretary, Treasurer and any other personnel performing similar functions. We also expect any consultants or advisors whom we retain to abide by this code of ethics. The Generex Code of Ethics has been posted on Generex's Internet website - www.generex.com.

Board Meetings and Committees; Annual Meeting Attendance

The business affairs of Generex are managed under the direction of our Board of Directors. During the fiscal year ended July 31, 2007, our Board of Directors held five meetings and took no action by unanimous consent. During the fiscal year ended July 31, 2007, no director attended fewer than 75% of the Board of Directors meetings that were held.

The Board of Directors has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee, which was established on March 1, 2000 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, met four times during the fiscal year ended July 31, 2007. During fiscal 2007 prior to the annual meeting of stockholders held on May 29, 2007, the Audit Committee consisted of Brian T. McGee, who served as the chairperson, John P. Barratt and Mindy J. Allport-Settle. Following the May 29, 2007 annual meeting, Ms. Masterson replaced Ms. Allport-Settle as a member of the Audit Committee. During fiscal 2007, all members of the Audit Committee satisfied the independence requirements under NASDAQ rules for audit committee members. Members of the Audit Committee also satisfied the separate SEC independence requirement, which provides that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from Generex or any of its subsidiaries other than their directors’ compensation. All of the members of the Audit Committee attended all of the meetings that they were eligible to attend during fiscal 2007 except that Ms. Allport-Settle did not attend an Audit Committee meeting held in April 2007.

The Audit Committee reviews and discusses with Generex's management and its independent auditors the audited and unaudited financial statements contained in Generex's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively. Although Generex's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditors their judgments as to the quality of Generex's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements, as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has adopted a written charter, which was amended on October 30, 2003 and, as amended, is reproduced as Appendix A to this Proxy Statement.

Compensation Committee

The Compensation Committee was formed on July 30, 2001 and met twice during the fiscal year ended July 31, 2007. During the fiscal year ending July 31, 2007, the Compensation Committee consisted of two different groups of directors. From August 1, 2006 through May 28, 2007, the Compensation Committee consisted of three non-employee directors: Mindy J. Allport-Settle (chair), Peter G. Amanatides and David Wires. On May 29, 2007, the following non-employee directors were appointed to serve on the Compensation Committee: John P. Barratt (chair) and Nola E. Masterson. In fiscal 2007, all of the members of the Compensation Committee attended all of the meetings of the Compensation Committee that they were eligible to attend.

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation programs and policies for our President and Chief Executive Officer, our Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, and our Executive Vice President and General Counsel, who comprise Generex’s executive management team. The Compensation Committee has the authority to use a compensation consultant to assist the Compensation Committee in the evaluation of the compensation of our executive management team and other executive officers and to consult with other outside advisors to assist in its duties to the Company. The Compensation Committee does not have a written charter.

In 2007, the Compensation Committee used Mercer Human Resources Consulting to help determine executive compensation. Mercer was engaged by the company at the request of the Compensation Committee. In August 2007, the Compensation Committee was provided with Mercer’s executive compensation assessment which compared compensation levels of Generex executives to those at publicly-traded pharmaceutical and drug delivery companies, which represent the types of companies which Generex considers primary competitors for talent, capital, and/or customers. Mercer also assisted management in the drafting of certain executive compensation disclosures for our annual report for fiscal year 2007. In 2007, the Compensation Committee also reviewed the 2007 BioWorld Executive Compensation Report which included data supplied by Salary.com’s Compensation Analyst in its considerations of executive compensation . We do not use compensation consultants to assist us with director compensation. Please see “Compensation Discussion and Analysis” beginning on page 16 for further information concerning our compensation programs.

The President and Chief Executive Officer typically presents the Compensation Committee with her recommendations regarding salaries, bonuses and long term incentives for members of the executive management team and support for such recommendations The compensation of our Vice President, Medical Affairs, who has no involvement in the day-to-day operations of Generex, is set forth in his employment agreement with Generex, including his annual equity award in the form of a warrant to purchase shares of Generex common stock. From time to time, the President and Chief Executive Officer may make recommendations to the Compensation Committee or to the full Board of Directors with respect to the compensation of our Vice President, Medical Affairs. Members of our senior management team and other executive officers do not attend meetings of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

From August 1, 2006 through May 28, 2007, the Compensation Committee consisted of three non-employee directors: Ms. Allport-Settle and Messrs. Amanatides and Wires. From May 29, 2007 to the present, the Compensation Committee has consisted of the following non-employee directors: Mr. Barratt and Ms. Masterson.

None of the directors who served on the Compensation Committee during fiscal 2007 was an officer or employee of Generex or any of its subsidiaries during our last fiscal year. In addition, none of the members of the Compensation Committee previously served as an officer of Generex or any of its subsidiaries. Mr. Amanatides and Mr. Wires had relationships with Generex that were required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Mr. Amanatides is the Senior Vice-President and Chief Operating Officer of PharmaLogika, Inc., a private consulting firm in the pharmaceuticals regulatory field. During fiscal year 2007, Generex paid $100,000 in fees to PharmaLogika for services rendered. We do not expect to pay any further fees to PharmaLogika going forward. Mr. Amanatides is neither a director nor a shareholder of PharmaLogika.

Mr. Wires, a former director, is a partner of the firm Wires Jolley LLP. Wires Jolley represents us in various matters. During fiscal 2007, we paid approximately $95,000 in fees to Wires Jolley.

No executive officer of Generex has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of Generex (excluding entities that are wholly-owned by one or more of the executive officers).

Corporate Governance and Nominating Committee

The Board of Directors formed the Corporate Governance and Nominating Committee on May 29, 2007 and appointed Messrs. Barratt and McGee and Ms. Masterson as members. Mr. Barratt currently serves as the chairperson of this committee. The Corporate Governance and Nominating Committee did not meet during fiscal 2007. The Corporate Governance and Nominating Committee has a charter, which was adopted on May 29, 2007. A copy of the charter is attached as Appendix B to this Proxy Statement.

The Corporate Governance and Nominating Committee will consider candidates that are put forward by stockholders of Generex. The name, together with the business experience and other relevant background information of a candidate, should be sent to Mark Fletcher, Executive Vice-President and General Counsel of Generex, at Generex’s principal executive offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. Mr. Fletcher will then submit such information to the chairperson of the Corporate Governance and Nominating Committee for the Committee’s review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. After full consideration, the stockholder proponent will be notified of the decision of the committee.

The Corporate Governance and Nominating Committee will seek to identify director candidates with the highest personal and professional ethics, integrity and value and diverse experience in business, finance, pharmaceutical and regulatory matters, and other matters relevant to a company such as Generex. The Corporate Governance and Nominating Committee will work to develop a formal list of qualifications for members of the Board of Directors as mandated by its charter. Additionally, the Corporate Governance and Nominating Committees requires that director nominees have sufficient time to devote to the company’s affairs.

While Generex has historically relied upon an informal process to identify and evaluate director candidates, the Corporate Governance and Nominating Committee is developing recruitment protocols for such process to expand the pool of potential candidates beyond those identified by current directors of the Board. In accordance with our bylaws, the Board of Directors is permitted to increase the number of directors and to fill the vacancies created by the increase until the next annual meeting of stockholders.

To date, the Corporate Governance and Nominating Committee has not engaged any third party to assist it in identifying director candidates.

Director Nominations by Stockholders

Any stockholder entitled to vote for the election of directors may nominate a person for election to the Board of Directors at the annual meeting. Any stockholder wishing to do so must submit a notice of such nomination in writing to the Secretary of Generex at Generex's principal offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2 not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information about both the nominee and the nominating stockholder, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to Mark Fletcher, Executive Vice-President and General Counsel of Generex, at Generex’s principal executive offices.

Communications with Directors

Interested parties who wish to make any concerns known to non-management directors may submit communications at any time in writing to: Mark Fletcher, Executive Vice-President and General Counsel, Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. The General Counsel will determine, in his good faith judgment, which communications will be relayed to the non-management directors.

APPROVAL OF THE POTENTIAL ISSUANCE AND SALE OF SHARES
AT PRICES BELOW THE THEN CURRENT MARKET PRICE
IN POTENTIAL CAPITAL RAISING TRANSACTIONS
AND/OR ACQUISITIONS
(Proposal 2)

Management has recommended to the Board of Directors that, in light of our actual and potential cash needs, we must avail ourselves of all possible means of financing, including the private placement of our securities. In addition, we have been presented with potential acquisition candidates and other acquisition and business combination opportunities in the past and must have the flexibility to timely act upon any such opportunities and transactions which may arise in the future. Management informed the Board of Directors that our ability to offer our securities in private placements or acquisitions at an offering price below the market price or book value of such securities at the time of any such private placements or acquisitions would afford us greater flexibility in structuring future financings or acquisitions. However, NASDAQ Marketplace Rules 4350(i)(1)(C) and (D) require stockholder approval prior to the sale or issuance or potential issuance of shares equal to 20% or more of our common stock, or 20% or more of our voting power, outstanding before the issuance, if the effective sale price of our common stock is less than the greater of the book or market value of our common stock on the date of such issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such capital raising transactions or acquisitions are considered shares issued in the transaction or acquisition in determining whether the 20% limit has been reached. Management believes the delay required to arrange for a meeting of stockholders to approve a specific financing transaction or acquisition might jeopardize the closing of the transaction or acquisition. In order to comply with the possible application of these NASDAQ rules, we are seeking stockholder approval for the issuance and sale of shares, during the three-month period commencing with the date of the annual meeting, in a potential acquisition, corporate transaction, other business combination or private placement or other capital raising transaction (which we refer to as a "Potential Equity Related Investment") so that the Board of Directors will have flexibility to timely enter into and close any such transaction.

There are various reasons why our management may seek additional financing in the three-month period immediately following the annual meeting. We may need additional financing to fund expanded research and development activities, including the Phase III clinical trials of Generex Oral-lyn™ in North America and Europe, product commercialization activities, and working capital needs. While we have no present need for additional financing for these purposes, we believe we should have the flexibility to respond to opportunities as they are presented. In addition, we may be presented with an acquisition, corporate transaction or other business combination opportunity that would be beneficial to us and would require the issuance of shares and/or options in excess of the amounts required under NASDAQ Marketplace Rules 4350(i)(1)(C) and (D).

Management believes it may need the general flexibility to issue shares at prices which we and any prospective investor or acquisition candidate expressly contemplate are below market value. Management also believes that it needs the flexibility provided by this proposal because there may be situations where the parties to a transaction believe the shares are being issued at a price equal to or greater than book and market value but the effective price would be considered below the greater of book or market value by NASDAQ. This would primarily occur because investors and others in the financial community may consider market value to be an average of closing prices for a period of several days, while NASDAQ would consider the market value to be the closing price on a particular day or an average over a much shorter period.

Our stockholders approved a similar proposal at each of the special meeting held on November 4, 2003, the annual meeting held on May 17, 2004, the annual meeting held on April 5, 2005 and the annual meeting held on May 30, 2006. We completed a private placement that was at a price deemed to be below market price and book value during the three-month period immediately following the annual meeting held on May 17, 2004 and was therefore previously authorized by the stockholders. We also sold warrants, convertible notes and additional investment rights in a below market private placement in November 2004. This transaction was approved and ratified by stockholders at the annual meeting held on April 5, 2005.

Additionally, in the event NASDAQ were to "integrate" a new below market issuance with an issuance of securities by us at or above market price prior to the date of the annual meeting (which we refer to as a "Prior Issuance"), NASDAQ may consider the Prior Issuance to retroactively be a below market issuance. Accordingly, this authorization will include shares of our common stock issued by us in a Prior Issuance in the event NASDAQ integrates (i) a new below market issuance of our common stock by us within the three-month period commencing on the date of the annual meeting with (ii) the Prior Issuance.

As of the date hereof, we are not a party to any agreement that would require us to issue shares of our common stock at a price that would be less than the market value of our common stock at the time of such agreement. We are presently in discussions involving various possible transactions, some of which could potentially require us to issue shares of our common stock at a below-market price , but, as of the date hereof, we have not entered into any binding letter of intent or other binding commitment with respect to any of these possible transactions.

Potential Equity Related Investments

The following description of various forms of Potential Equity Related Investments and the reasons for such Potential Equity Related Investments is offered for informational purposes to our stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any of our securities. We cannot guarantee that any private placement or other financing will be completed (or if so, what the timing and the terms may be) and we have not agreed to, nor conducted any negotiations for, a below market private placement. Accordingly, we cannot be certain that we will receive any proceeds from any potential financing.

Given the uncertainty of the ultimate sales price for securities placed in any such private placement or other equity investment, and the percentage of our currently outstanding common stock that may be sold, the sale of shares in a Potential Equity Related Investment (or one more transactions which NASDAQ would consider to be integrated) could result in the issuance of 20% or more of our outstanding voting stock and/or 20% or more of the voting power at a price less than the greater of the book value or market value of the shares. Therefore, we are seeking stockholder approval because the potential issuance and sale of shares may trigger the threshold requiring approval under NASDAQ Marketplace Rules 4350(i)(1)(C) and/or (D). We believe that the current capital market environment requires management to maintain maximum flexibility in order to be able to timely consummate any potential acquisition or capital-raising transaction without undue delay.

Our Board of Directors has the authority, without stockholder approval and without endangering our NASDAQ listing, to authorize the issuance in each separate transaction (which is not integrated, under NASDAQ's interpretation of its own rules, with other transactions) of up to 20% of our shares outstanding before such transaction. On March 14, 2008, we had 111,556,091 shares of common stock outstanding. Consequently, our Board of Directors may authorize the issuance of up to 22,311,218 shares without obtaining stockholder approval, assuming issuance of the new shares is not "integrated" with our prior issuance of shares of stock below market. Generally, transactions which are at least three months apart will not be considered integrated by NASDAQ. The approval of Proposal 2 will give our Board of Directors the right to authorize, upon terms as the Board of Directors deems to be in our best interests, but in no event for (i) a price less than 70% of the market price at the time of issuance and (ii) aggregate consideration in excess of $50,000,000, the issuance of an aggregate of 25,000,000 shares in such three-month period, in addition to the 22,311,218 shares, for an aggregate of 47,311,218 shares. In addition, stockholders should note that, whether or not Proposal 2 is adopted, our Board of Directors may authorize, without stockholder approval, the issuance of any number of shares in separate transactions (provided that we issue less than 20% of our then outstanding common stock in each transaction and provided that the transactions would not be deemed integrated by NASDAQ) even if the aggregate number of such shares exceeds the number authorized by Proposal 2.

Effect of a Potential Equity Related Investment upon Existing Stockholders

Approval of Proposal 2 will give our Board of Directors substantial discretion to determine the amount, type and terms of securities to be issued by us. For example, we may issue any one or more of our common stock, preferred stock convertible into common stock, debt securities or other debt obligations convertible into common stock, options and warrants. Some or all of these securities may be issued to investment bankers, placement agents, financial advisors and others who assist us in raising capital or in financial affairs, for services rendered and not for cash investment. Our Board of Directors will have discretion to determine any applicable dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. If securities convertible into or exercisable for our common stock are issued in a Potential Equity Related Investment and such securities, at the time of issuance constitute 20% or more of our securities and/or 20% or more of our voting power outstanding prior to such issuance, then stockholder approval of the Potential Equity Related Investment also will constitute approval of the issuance of shares of our common stock upon conversion of such securities, and no additional approval will be solicited.

Any such securities may be offered and sold either in an unregistered private placement or in a registered direct offering pursuant to a shelf registration statement that we previously filed with the SEC to register an indeterminate number of shares of common stock and preferred stock and an indeterminate number of warrants and units, the aggregate initial offering price of which is not to exceed $150,000,000. If we offer and sell any such securities in a private placement, such securities would not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or foreign country, and we would likely make such offering in reliance on Section 4(2) of the Securities Act or another applicable exemption. If we offer and sell any such securities in a registered direct offering, we will file with the SEC a prospectus supplement that will contain specific information about the terms of that offering and the terms of the securities being sold.

Any transaction requiring approval by stockholders under NASDAQ Rules 4350(i)(1)(C) and/or (D) would be likely to result in a significant increase in the number of shares of our common stock outstanding on a fully-diluted basis, and current stockholders will own a smaller percentage of our outstanding common stock. If convertible preferred stock, convertible debt or another senior security is issued in the Potential Equity Related Investment, the holders of the shares of such preferred stock, debt or senior security will have claims on our assets and other rights superior to holders of our common stock. Stockholders should note that our Board of Directors has the authority under our Certificate of Incorporation to issue up to 1,000,000 shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as our Board of Directors determines.

In addition, stockholders may experience potential dilution in the market price of our shares as a result of issuances of shares of our common stock at prices below the current market price. Such issuance could cause the market price of our shares to decline.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 2, approval of the potential issuance and sale of equity securities in order to comply with NASDAQ Marketplace Rules 4350(i)(1)(C) and (D).

RATIFICATION OF THE APPOINTMENT OF
DANZIGER HOCHMAN PARTNERS LLP AS
GENEREX’S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2008
(Proposal 3)

The Audit Committee of the Board of Directors has selected Danziger Hochman Partners LLP as the independent public accountants to examine the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2008. The Board of Directors has concurred in the Audit Committee’s selection and is presenting the matter to the stockholders for ratification at the annual meeting. Danziger Hochman Partners LLP has provided such services since its engagement on February 1, 2006. BDO Dunwoody LLP provided such services for the fiscal year ended July 31, 2005.

Representatives of Danziger Hochman Partners LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Danziger Hochman Partners LLP as our independent auditors is not required by our bylaws or otherwise. However, we are submitting the selection of Danziger Hochman Partners LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Danziger Hochman Partners LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of us and our stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 3, ratifying the appointment of Danziger Hochman Partners LLP as Generex’s independent public accountants for the fiscal year ending July 31, 2008.

AUDIT MATTERS

Fees Paid to Generex’s Independent Public Accountants

Danziger Hochman Partners LLP has served as our independent auditors since February 1, 2006. The appointment of Danziger Hochman Partners LLP as independent public accountants was unanimously approved by the Audit Committee of our Board of Directors. BDO Dunwoody LLP served as our independent auditors from July 1, 2003 until the firm’s resignation on January 6, 2006.

The following table sets forth the aggregate fees paid by Generex for the fiscal years ended July 31, 2006 and July 31, 2007 to our independent auditors:

	Fiscal Year Ended July 31, 2006		Fiscal Year Ended July 31, 2007
Audit Fees	$184,082	(1)	$217,831	(1)
Audit-Related Fees	$145,860	(2)	$123,315	(2)
Tax Fees	$0		$0
All Other Fees	$0	(3)	$0	(3)

____________
(1) Represents charges of Danziger Hochman Partners LLP, Generex's auditor for fiscal year ended July 31, 2006.

(2) Represents charges of Danziger Hochman Partners LLP, Generex's auditor in fiscal year ended July 31, 2006 and 2007 for Sarbanes-Oxley Act Section 404 audit of internal controls over financial reporting.

(3) Danziger Hochman Partners LLP did not provide and did not bill for any other services

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that Generex’s independent auditor is permitted to perform for Generex under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

The pre-approval policy was implemented effective as of October 30, 2003. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions.

Report of the Audit Committee

The Audit Committee reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2007 with management. The Audit Committee discussed with Danziger Hochman Partners LLP, Generex's independent public accountants for the fiscal year ended July 31, 2007, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified. The Audit Committee received the written disclosures and the letter from Danziger Hochman Partners LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Danziger Hochman Partners LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Brian T. McGee (Chairman)
John P. Barratt
Nola E. Masterson

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

COMPENSATION MATTERS

Compensation, Discussion & Analysis

Compensation Philosophy

We are a development stage company focused on research, development, and commercialization of our proprietary drug delivery platform for administration of large molecule drugs to the oral cavity through a hand-held aerosol spray applicator. We are in the process of developing proprietary formulations of drugs that can be delivered through an oral spray thereby eliminating the need for injections and have focused on our Oral-lyn™ insulin formation which is administered as a spray into the oral cavity. We also have a subsidiary, Antigen Express, which focuses on developing proprietary immunomedicines.

As a development stage company, our future depends on the ability of our executives to obtain necessary regulatory approvals to launch Oral-lyn™ in key markets such as the United States, Canada, and Europe. Attracting, retaining, and motivating key executives that can lead Generex through this process is critical to our success. We have a small executive team that works together closely. Our executives perform multiple roles and need to be able to respond to changing market dynamics quickly.

For these reasons, we seek to ensure that our compensation programs are competitive with similarly-sized companies with which we compete for executive talent. The goals of our executive compensation program are to attract and retain top executives, to motive executives to achieve our business objectives, to align executive and shareholder interests, and to recognize individual contributions and overall business success.

The Compensation Committee of the Board of Directors evaluates the types and amounts of compensation that it believes are appropriate for our President and Chief Executive Officer, our Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, and our Executive Vice President and General Counsel, who comprise Generex’s executive management team and who are listed in the Summary Compensation Table on page 22. The President and Chief Executive Officer typically presents the Compensation Committee with her recommendations regarding salaries, bonuses and long term incentives for members of the executive management team and support for such recommendations, which may include milestones reached, company performance against both operating and financial plans, and comparable compensation data of “peer” industry companies. The compensation of our Vice President, Medical Affairs, who has no involvement in the day-to-day operations of Generex, is set forth in his employment agreement with Generex, including his annual equity award in the form of a warrant to purchase shares of Generex common stock. From time to time, the President and Chief Executive Officer may make recommendations to the Compensation Committee or to the full Board of Directors with respect to the compensation of our Vice President, Medical Affairs. We refer herein to our executive management team and our Vice President, Medical Affairs as the named executives.

The Board of Directors appointed the current members of the Compensation Committee on May 29, 2007 following the Annual Meeting of the Stockholders, at which two directors, including the former chairperson of the Compensation Committee, elected not to stand for re-election as directors. The currently comprised Compensation Committee has convened five times since May 2007 to evaluate and determine compensation for the executive management team with respect to the fiscal years ended July 31, 2006 and 2007.

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options. As a development stage company, we have reviewed compensation of our executive management team from time to time. While the elements of compensation are considered separately, the Compensation Committee ultimately considers the value of the total compensation package provided to the individual named executive.

The current Compensation Committee expects to review and implement certain changes in the compensation program of the company in fiscal year 2008. The Compensation Committee expects to review and analyze salaries and bonuses for the executive management team on an annual basis. Other revisions to the Generex compensation program may include reviewing and implementing changes in base salaries of the executive management team on a prospective basis for the next calendar year, awarding equity and/or cash bonuses, if any, for the prior fiscal year to the executive management team based upon a blend of the company’s and individual executive's performance, and developing a more formal long-term incentive program that will align the interests of the executive management team with those of our shareholders. The Compensation Committee believes any such compensation program must take into account the following factors:

• past levels of compensation adjustments;
• the expected transition of the company from a development stage company to an operating company;
• the significant and unpredictable nature of the regulatory approval process for the company’s products; and
• the potential for growth of the company in the event that regulatory approvals are obtained.

In administering the executive compensation program, our Compensation Committee has relied upon market data provided on an occasional basis by an external consultant, as well as its own understanding and assessment of executive compensation trends. The Compensation Committee also has reviewed compensation data for pharmaceutical and biotechnology companies. In its consideration of compensation for the executive management team, the current Compensation Committee has reviewed market data provided by external compensation consultants, compensation data compiled by a third-party compensation data firm and publicly available executive compensation data for publicly traded companies.

Following their appointment in May 2007, the current members of the Compensation Committee undertook a review of compensation for the executive management team for fiscal years 2006 and 2007. No action had been taken by the previous Compensation Committee with respect to the compensation of the executive management team since April 2005. Inaction was due primarily to the lack of funding available to the company and the necessity to prioritize operational needs of the company.

In August 2007, the Compensation Committee was provided with Mercer’s executive compensation assessment which compared compensation levels of Generex executives to those at publicly-traded pharmaceutical and drug delivery companies, which represent the types of companies which Generex considers primary competitors for talent, capital, and/or customers. . The peer group included:

• Mannkind Corp.,
• Noven Pharmaceuticals,
• Halozyme Therapeutics,
• Penwest Pharmaceuticals,
• Nastech Pharmaceutical,
• Durect Corp.,
• Combinatorx Inc.,
• Peregrine Pharmaceuticals Inc.,
• Bentley Pharmaceuticals,
• Sonus Pharmaceuticals Inc.,
• Scolr Pharma Inc.,
• Emisphere Technologies Inc.,
• Depomed Inc.,
• Advancis Pharmaceutical Corp.,
• Zila Inc.,
• Invio Biomedical Corp., and
• Novadel Pharma Inc.

The assessment found that actual aggregate total compensation (including base salary, average bonus over the last three years, and average expected value of equity grants over the last three years) for Generex named executives was approximately 73% of the peer group median. Ms. Gluskin’s total compensation was at approximately the 24th percentile relative to peer company CEO’s. Since Ms. Perri operates as both the Chief Operating Officer and Chief Financial Officer, her compensation was compared to the second-highest paid executives (ranked by base salary plus annual incentives) in the peer group. Ms. Perri’s total compensation was at approximately the 48th percentile. When compared to General Counsels in the peer group, Mr. Fletcher’s total compensation was at about the 32nd percentile. Since there were not enough VP, Medical Affairs positions in the peer group for a meaningful comparison, Dr. Bernstein’s total compensation was compared to the fourth highest paid executives in the peer group. His total compensation was lower than any of the peers.

In August 2007, the Compensation Committee also reviewed the 2007 BioWorld Executive Compensation Report. This analysis used data supplied by Salary.com’s Compensation Analyst and presented executive compensation of 269 public biotech companies. The data set forth in the BioWorld report was based on salaries and bonuses from 2005.

In August 2007, the Compensation Committee recommended, and the full Board of Directors approved, adjustments to the base salaries of the executive management team, including retroactive adjustments, to align compensation of the executive management team with executive compensation levels at Generex’s peer group. The Compensation Committee recommended, and the full Board of Directors approved, restricted stock awards for the executive management team, which reflected satisfaction of certain performance goals for fiscal year 2006 and incentive compensation for fiscal years 2007 and 2008. Except as noted below, the Compensation Committee has not made any determinations as to bonuses or equity awards for the executive management team with respect to performance or contributions in the fiscal year ended July 31, 2007, but the Compensation Committee expects to consider the matter in the future. In determining both the levels of compensation and mix of compensation elements, the Compensation Committee considered market practice among its peers, unique aspects of executive roles within Generex including multiple roles performed by named employees, as well as contribution and performance of individual named executives towards achievement of overall company performance, and alignment with shareholder expectations.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation necessary to attract and retain key executives. It is guaranteed compensation to the named executives for performance of core duties. Historically, annual base salaries for the executive management team have been reviewed periodically relative to the base pay levels for each executive’s position based on the peer group. Levels of base salary are targeted at the market top quartile but also reflect the named executive’s individual performance, contribution of the named executive to overall corporate performance and the level of responsibility of the named executive with respect to his or her specific position. Base salary also reflects multiple titles and additional responsibilities of the named executives driven by the operational needs of the company in addition to their titled roles. The base salary amounts paid to the named executives in fiscal year 2007 are reflected in the salary column of the Summary Compensation Table.

Base salaries for the executive management team may be adjusted as determined by the Board of Directors upon recommendation by the Compensation Committee. Factors considered in base salary adjustments include, but are not limited to, the compensation goals adopted by the Board, executive goals determined by management, the Company’s performance, the executive’s individual performance, and market data.

Base salaries adjustments approved in August 2007 for the executive management team are shown below:

Named Executive	Current (Effective August 1, 2004)	Fiscal Year 2005 Retroactive Adjustment (Effective August 1, 2005)	Fiscal Year 2007 Retroactive Adjustment (Effective January 1, 2007)
Anna E. Gluskin President and CEO	$425,000	$450,000	$500,000
Rose C. Perri COO, CFO, Treasurer and Secretary	$325,000	$350,000	$400,000
Mark A. Fletcher EVP and General Counsel	$250,000	$275,000	$300,000

Retroactive salary adjustments are the first adjustments made to base salary compensation since April 2005. The prior Compensation Committee did not approve any salary adjustment in calendar year 2006 or in the first half of calendar year 2007. The Compensation Committee recommended, and the full Board approved, that payment of all unpaid salary adjustment amounts from the retroactive increases be satisfied by September 30, 2007. The salary adjustments are expected to bring the compensation of the executive management team in line with the compensation of their counterparts of the Generex peer group and are not expected to be repeated in the future. In determining the levels of the base salary adjustments, the Compensation Committee targeted compensation levels in the range of the mid to top market quartile percentages. The Compensation Committee also considered the following factors: (i) the unusually small number of members of the executive management team and (ii) the multiple roles and responsibilities undertaken by each member of the executive management team, namely:

•	Ms. Gluskin’s role as President, Chief Executive Officer and Chairperson of the Board of Directors, as well as her efforts in securing financing for Generex;
•	Ms. Perri’s roles as Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary; and
•	Mr. Fletcher’s role as General Counsel and Executive Vice President, as well as his efforts as chief legal compliance officer for Generex.

Cash Bonuses

Performance-based compensation is a key component of our compensation philosophy. Historically, cash bonuses have been provided to attract, motivate, and retain highly qualified executives on a competitive basis and provide financial incentives that promote company success. Executive officer bonus opportunity has been based on the executive’s position within Generex, attainment of specified business objectives and individual contributions to the attainment of those objectives. In the past, the Compensation Committee has granted bonuses to reward achievement relative to specific performance objectives from time to time. The current Compensation Committee has not made any determinations with respect to cash bonuses for the executive management team with respect to the fiscal year ended July 31, 2007 but expects to consider the matter in the future. In August 2007, our President and Chief Executive Officer recommended a cash bonus of $25,000 for Dr. Gerald Bernstein, our Vice President, Medical Affairs. This one-time bonus was based upon Dr. Bernstein’s contribution to the company’s visibility in the marketplace and particularly among the medical community during the fiscal year ended July 31, 2007 and is subject to ratification by the Compensation Committee and the full Board of Directors.

Long-Term Incentives and Equity Awards

Long-term incentive compensation is made in the form of equity grants which further align the interests of management with those of stockholders and to enhance shareholder value. Currently, we do not have any long-term cash incentive programs in place for the named executives.

Long-term incentive grants are discretionary and established for the named executives based on our compensation strategy, market practice concerning long-term incentives provided to executives at peer companies and within the broader market, and specific executive role within Generex. .Going forward, the Compensation Committee expects to develop a plan whereby long-term incentive awards may be tied to stock price, product development and other company performance factors.

Equity grants have historically been made exclusively through stock options under our various plans, including Generex’s 2000 Stock Option Plan, 2001 Stock Option Plan, as amended, and 2006 Stock Plan, which also allows grants of restricted stock. We have decided to cease granting stock options in favor of restricted stock to mitigate costs associated with stock option expensing under Statement of Financial Accounting Standard (SFAS) 123(R).

In August 2007, the current Compensation Committee recommended, and the full Board of Directors approved, awards of common stock and restricted common stock for the executive management team as set forth below.

Named Executive	Restricted Shares
Anna E. Gluskin President and CEO	200,000 shares
Rose Perri COO, CFO, Treasurer and Secretary	175,000 shares
Mark A. Fletcher EVP, General Counsel	175,000 shares

Fifty percent of the shares granted to Ms. Gluskin and Ms. Perri vested immediately on the date of grant, while 25% of the shares vest on the first anniversary of the award date and 25% on the second anniversary of the award date. Of the shares granted to Mr. Fletcher, 125,000 shares vested immediately at the award date, 25,000 shares vest on the first anniversary of the award date, and 25,000 shares vest on the second anniversary of the award date. The portions of the stock grants vesting in 2008 and 2009 represent the long-term incentive portions of the awards, while the immediately vested portions of the awards represent awards based on performance criteria pertaining to the fiscal year ended July 31, 2006 and, in the case of Mr. Fletcher, performance related to the fiscal year ended July 31, 2007.

In making its recommendations with respect to the above equity awards, the Compensation Committee considered the attainment of all of the following performance milestones established by management for fiscal 2006:

•	commercial launch of Oral-lyn™ in Ecuador;
•	filing of a patent pertaining to Glucose RapidSpray™;
•	development of a distribution arrangements in the Middle East for Oral-lyn™ and Glucose RapidSpray™;

•	final agreement with Fertin Pharma A/S for metformin gum;
•	preparation and filing of applications to Health Canada and FDA for Glucose RapidSpray™; and acceptance of classification as food item in both jurisdictions; and
•	preparation and filing of vendor submissions to various distributors and retail chains in the United States and Canada for Glucose RapidSpray™.

In addition, the Compensation Committee considered the attainment of the following executive goals established by the Board for calendar year 2006 in recommending the above equity awards:

•	submission to Health Canada of an approvable New Drug Submission for Oral-lyn™;
•	executive goal forecasts for high-level project plans for 2006 and 2007;
•	commercialization of Glucose RapidSpray™ by end of December 2006;
•	submission of 2006-2007 budget to Board; and
•	operating within budget for the fiscal year.

With respect to the immediately vested shares of stock granted to Mr. Fletcher in August 2007, the Compensation Committee also considered Mr. Fletcher’s work with respect to the various corporate governance and compliance issues faced by Generex during the fiscal year ended July 31, 2007 and his outstanding efforts to ensure that the requisite requirements under NASDAQ and SEC rules pertaining to director independence and related board matters were satisfied.

In order to promote executive retention as Generex enters a critical stage as it prepares to commence late stage clinical trials of Oral-lyn™ in the United States and Canada and to commence commercialization and sales of Oral-lyn™ in India and to align the executive management team’s interests with those of our shareholders, significant portions of the above awards will not vest until August 2008 and August 2009.

Except as described above with respect to the equity award granted to Mr. Fletcher based on his corporate governance compliance work in fiscal 2007, the currently comprised Compensation Committee has not made any determinations with respect to equity awards for the executive management team based on performance in the fiscal year ended July 31, 2007, although the Committee expects to consider the matter in the future.

Benefits and Perquisites

Named executives may participate in benefit plans that are offered generally to salaried employees such as short and long term disability, health and welfare benefits, and paid time off.

We provide very limited perquisites. We provide our President and Chief Financial Officer and our Chief Operating Officer and Chief Financial Officer a car allowance with an estimated value of $800 per month to compensate use of their cars for business purposes.

We do not offer: deferred compensation plans, defined benefit plans, supplemental executive retirement plans, supplemental life insurance, benefit restoration plans, or tax gross-ups on change-in-control benefits.

Employment and Severance Agreements

We have agreements with our named executives as described in “Employment Agreements and Potential Payments Upon Termination or Change-In-Control” clarifying terms and conditions of their employment. These agreements are designed to provide clarity concerning the employment relationship and provide a competitive benefit level to executives, thus promoting stability among the executive team.

We have agreed to provide severance benefits to the named executives as set forth in the terms of their employment. The intent of the program is to provide the named executives with financial security in the event of a covered termination (including change in control) and to thus support executive retention. To be eligible for certain benefits, including cash payments, under these arrangements, a named executive must experience a covered termination, which may include a change in control, a material reduction in executive compensation, a material change in duties, or a material breach in the agreement by Generex, The benefits payable to Ms. Gluskin, Ms. Perri and Mr. Fletcher upon a change in control of Generex require two conditions, or “double triggers,” to be satisfied: the change in control must occur, and the named executive’s employment must be terminated, voluntarily or involuntarily, as a result of such event. Each of Ms. Gluskin and Ms. Perri would receive cash and stock in the event of a change in control only if each terminates her employment with Generex upon thirty days notice in connection with such event. Under the terms of his employment arrangement, Mr. Fletcher will receive a benefit upon a change in control only if he terminates his employment in connection with such event. Under his employment agreement, Dr. Bernstein is not entitled to a benefit solely as a result of a change-in-control.

The Amended Generex Biotechnology Corporation 2001 Stock Option Plan, under which each of the named executives held stock options as of the end of fiscal year 2007, provides that outstanding options will become immediately exercisable and vested upon a change in control, unless the Board of Directors or its designee determines otherwise. In the event that Generex will not be the surviving corporation, the Board or its designee has flexibility under the 2001 Plan to determine how to treat stock options. The 2001 Plan does not condition the acceleration and vesting of stock options in such an event upon an option holder’s termination of employment; however, the terms of the 2001 Plan provide that, unless otherwise provided by the Board or its designee, an option holder can exercise outstanding options after the date of his or her termination of employment only if the option holder voluntarily terminated employment with Generex or was terminated without cause by Generex. Under the terms of the Generex Biotechnology Corporation 2006 Stock Plan, unvested stock options and restricted stock will become exercisable or unrestricted, as applicable, thirty days prior to the change-in-control event and such acceleration is not conditioned upon the termination of a participant’s employment with Generex. The 2006 Plan further provides that if Generex is not the surviving corporation as a result of a change in control, all outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, and outstanding grants of restricted stock will be converted to similar grants of equity in the surviving corporation.

Tax and Accounting Considerations

The Compensation Committee considers implications of tax and accounting requirements impacting compensation programs. In deciding to grant equity awards in the form of restricted stock rather than options, accounting expense under FAS 123(R) was a major consideration. The Compensation Committee may also consider sections of the tax code which impact Generex or individual taxpayers. For U.S. taxpayers, the Committee structures its programs to comply with Section 409A of the Internal Revenue Code.

Compensation Committee Report

The Compensation Committee of Generex Biotechnology Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Generex’s Annual Report on Form 10-K/A for the year ended July 31, 2007 and in Generex’s 2008 Proxy Statement.

THE COMPENSATION COMMITTEE
John P. Barratt, Chairman
Nola E. Masterson

Executive Compensation Tables

Summary Compensation Table

The following table provides information concerning compensation of Generex’s named executives for Generex’s last completed fiscal year ending July 31, 2007. In respect of fiscal year 2007, the named executives did not receive compensation in the form of non-equity incentive plan compensation or changes in pension value or non-qualified deferred compensation earnings. Therefore, the table below does not include columns for these types of compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Anna E. Gluskin President and Chief Executive Officer	2007	$504,167	(1)	$0	(2)	$151,000	(3)	$0	(4)	$23,916	(5)	$679,083
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary	2007	$404,167	(6)	$0	(2)	$132,125	(3)	$0	(4)	$23,916	(5)	$560,208
Mark A. Fletcher Executive Vice President and General Counsel	2007	$314,583	(7)	$0	(2)	$188,750	(3)	$0	(4)	$0		$503,333
Gerald Bernstein, MD Vice President, Medical Affairs	2007	$200,000		$25,000		$0		$62,500	(8)	$0	(9)	$287,500

*Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the average Canadian/U.S. dollar exchange rate for the years ended July 31, 2007.

(1) This amount reflects the base salary earned by the named executive in fiscal 2007 ($425,000) plus the retroactive salary adjustment for fiscal 2007 ($79,167) approved by the Board on August 17, 2007.

(2) No bonuses were awarded to Ms. Gluskin, Ms. Perri or Mr. Fletcher in respect of fiscal 2007. Bonuses awarded to each of Ms. Gluskin, Ms. Perri and Mr. Fletcher on September 8, 2006 (and paid in cash prior to October 20, 2006) in respect of Generex’s fiscal year ended July 31, 2006 are not included in the above table. We reported these awards in respect of fiscal 2006 as set forth in the Summary Compensation Table of our annual report on Form 10-K/A for the year July 31, 2006, as filed with the SEC.

(3) This amount represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended July 31, 2007 for restricted stock awards granted in August 2007, a portion of which was in respect of fiscal 2007 and was immediately vested. The fair value is calculated using the closing price of Generex stock on the date of grant. For additional information, refer to Note 20 of our financial statements in the Form 10-K for the year ended July 31, 2007, as filed with the SEC. This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the named executives.

(4) No option expenses were recognized in respect of fiscal 2007.

(5) This amount represents 50% of the management fee paid in fiscal 2007 to the property management company that manages all of our real estate properties and is owned by Ms. Perri, Ms. Gluskin and the estate of Mark Perri, our former Chairman of the Board. Ms. Gluskin and Ms. Perri each receive an a car allowance with an estimated value of $800 per month to compensate use of their cars for business purposes, but such amounts have not been included in this column as the total value of such perquisites is less than $10,000 per named executive for fiscal year 2007.

(6) This amount reflects the base salary earned by the named executive in fiscal 2007 ($325,000) plus the retroactive salary adjustment for fiscal 2007 ($79,1667) approved by the Board on August 17, 2007.

(7) This amount reflects the base salary earned by the named executive in fiscal 2007 ($250,000) plus the retroactive salary adjustment for fiscal 2007 ($64,583) approved by the Board on August 17, 2007.

(8) This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended July 31, 2007, in accordance with SFAS No. 123R, of a stock warrant award granted in fiscal year 2007 pursuant to the terms of the named executive’s employment agreement with Generex. The full fair value of the FY 2007 warrant grant is required to be expensed in the year of grant because it was fully vested upon the date of grant. Generex utilizes a closed-form model (Black-Scholes) to estimate the fair value of the warrant grant on the date of grant ($1.25). Assumptions used in the calculation of this amount are as follows: risk-free interest rate of 8.25%, expected dividend yield of 0.0%, 5 - year expected life of options and expected volatility rate of 85.81%.

(9) We pay certain health insurance premiums for Dr. Bernstein and his spouse, but such amounts have not been included in this column as the total value of such perquisites is less than $10,000 in fiscal year 2007.

Grants of Plan-Based Awards in Fiscal 2007

The following table provides information about equity awards granted to the named executives in the fiscal year ended July 31, 2007: (1) the grant date; (2) all other option or warrant awards, which consist of the number of shares underlying stock options or warrants awarded to the named executives, (3) the exercise price of the stock option or warrant awards, which reflects the closing price of Generex common stock on the date of grant, and (4) the grant date fair value of each equity award computed under SFAS 123R.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards (4)
Gerald Bernstein, MD Vice President, Medical Affairs	3/5/2007	-	50,000	$1.71	$1.25

(1) The restricted stock awards granted on August 17, 2007 to Ms. Gluskin, Ms. Perri and Mr. Fletcher do not appear in this table because they were granted after the fiscal year ended July 31, 2007. We expensed a portion of the full grant date fair value of these awards in our financial statements for fiscal year July 31, 2007 as described in note 3 to the Summary Compensation Table.

(2) This column shows the number of shares of common stock underlying the warrant granted in the fiscal year ended July 31, 2007 to the named executive pursuant to the terms of his employment agreement with Generex. The warrant was immediately exercisable upon the date of grant. See the description of Dr. Bernstein’s employment agreement with us below under the heading “Employment Agreements and Potential Payments Upon Termination or Change-In-Control.”

(3) This column shows the exercise price for the shares underlying the warrant granted, which was the closing price of Generex stock on March 5, 2007, the date the Board of Directors granted the warrant.

(4) This column shows the full grant date fair value the stock warrant under SFAS 123R granted to the named executive in fiscal 2007. The full grant date fair value of the warrant was fully expensed in fiscal 2007 because it was exercisable immediately upon the date of grant. See note 8 of the Summary Compensation Table for a discussion of fair value calculation related to warrant and the valuation assumptions made with respect to the warrant.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the holdings of stock option and warrant awards by the named executives as of the end of fiscal year 2007. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is set forth in notes to this table. No options or warrants were exercised in fiscal 2007, and no stock awards vested in fiscal 2007. Nor do we have any equity incentive plans. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis on page 16.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Anna E. Gluskin	11-29-2002	350,000	(1)	0	$2.10	11-29-2007
President and Chief Executive Officer	11-24-2003	100,000	(2)	0	$1.62	11-24-2008
	12-13-2004	250,000	(3)	0	$0.61	12-13-2009
	4-5-2005	819,672	(4)	0	$0.001	4-4-2010
	4-5-2005	301,032	(5)	0	$0.001	4-4-2010

Rose C. Perri	11-29-2003	300,000	(1)	0	$2.10	11-29-2007
Chief Operating Officer, Chief	11-24-2003	100,000	(2)	0	$1.62	11-24-2008
Financial Officer, Treasurer and Secretary	12-13-2004	250,000	(3)	0	$0.61	12-13-2009
	4-5-2005	409,836	(6)	0	$0.001	4-4-2010
	4-5-2005	166,916	(7)	0	$0.001	4-4-2010

Mark E. Fletcher	3-19-2003	250,000	(8)	0	$0.89	3-19-2008
Executive Vice President	12-13-2004	250,000	(3)	0	$0.61	12-13-2009
and General Counsel	4-5-2005	327,869	(9)	0	$0.001	4-4-2010
	4-5-2005	142,857	(10)	0	$0.001	4-4-2010

Gerald Bernstein, MD	3-19-2003	50,000	(11)	0	$1.00	3-19-2008
Vice President, Medical Affairs	12-13-2004	100,000	(3)	0	$0.61	12-13-2009
	4-18-2006	50,000	(11)	0	$2.66	4-17-2011
	3-5-2007	50,000	(11)	0	$1.71	3-5-2012

(1) These stock options were granted on November 29, 2002. The exercise price per share is equal to the closing price of Generex common stock on November 29, 2002. These options were exercisable immediately upon the date of grant.

(2) These stock options were granted on November 24, 2003. The exercise price per share is equal to the closing price of Generex common stock on November 24, 2003. These options were exercisable immediately upon the date of grant.

(3) These stock options were approved by the Board of Director on April 5, 2005 with an effective grant date of December 13, 2004. The exercise price per share is equal to the closing price of Generex common stock on December 13, 2004. These options were exercisable immediately upon their grant. The fair value of Generex common stock on April 5, 2005 was $0.56 per share.

(4) These options were granted to Ms. Gluskin representing a bonus of $500,000 awarded to Ms. Gluskin on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan. The fair value of Generex common stock on April 5, 2005 was $0.56 per share.

(5) These options were issued to Ms. Gluskin on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($168,578). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan.

(6) These options were granted to Ms. Perri representing a bonus of $250,000 awarded to Ms. Perri on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan.

(7) These options were issued to Ms. Perri on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($93,473). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan.

(8) These options were approved by the Board of Directors on March 19, 2003 for issuance and full vesting as of the date on which Mr. Fletcher commenced his employment with us (April 21, 2003). The exercise price per share is equal to the closing price of Generex common stock on April 21, 2003.

(9) These options were granted to Mr. Fletcher representing a bonus of $200,000 awarded to Mr. Fletcher on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan. The fair value of Generex common stock on April 5, 2005 was $0.56 per share.

(10) These options were issued to Mr. Fletcher on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($80,000). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan.

(11) A warrant to purchase 50,000 shares of our common stock was issued to Dr. Bernstein on an annual basis pursuant to the terms of his employment agreement with Generex. The exercise price per share was the closing price of our common stock on The NASDAQ Capital Market on the date of grant. The warrant was fully exercisable upon the date of grant.

Nonqualified Deferred Compensation

On December 9, 2005, the Board of Directors approved a one-time recompense payment in the aggregate amount of $1,000,000 for each of Ms. Gluskin and Ms. Perri in recognition of Generex’s failure to remunerate each of Ms. Gluskin and Ms. Perri in each of the fiscal years ended July 31, 1998, 1999, 2000 and 2001 in a fair and reasonable manner commensurate with comparable industry standards and Ms. Gluskin and Ms. Perri’s duties, responsibilities and performance during such years. Such amounts were payable (i) in cash at such time or times and in such amounts as determined solely by Ms. Gluskin or Ms. Perri, as applicable, and/or (ii) in shares of Generex’s common stock at such time or such times as determined by Ms. Gluskin or Ms. Perri, as applicable, provided that the conversion price for any such shares was equal to the average closing price of Generex’s common stock ($0.95) on the NASDAQ Capital Market for the 20 successive trading days immediately preceding, but not including, December 9, 2005. No interest or other earnings are accrued on this deferred compensation.

We did not make any payment of this deferred compensation during fiscal 2007. In fiscal 2006, Ms. Perri requested payment of $415,742.30 which she used to repay a note due from EBI, Inc., a shareholder of Generex that is controlled by the estate of Generex’s former Chairman of the Board, Mark Perri. The note was non-interest bearing, unsecured and did not have any fixed terms of repayment. Generex extended the note to EBI, Inc. in May 1997.

At July 31, 2007, the dollar amounts of the total balance of Ms. Gluskin’s and Ms. Perri’s deferred compensation were as follows:

Name	Aggregate Balance at Last FYE ($)
Anna Gluskin	$1,000,000.00
Rose C. Perri	$584,257.70

Other Benefit Plans

We have no long-term incentive plans or defined benefit or actuarial pension plans, and have not repriced any options previously granted to the above named executive officers.

Employment Agreements and Potential Payments Upon Termination or Change-In-Control

Terms of Employment for Ms. Gluskin and Ms. Perri

On December 9, 2005, upon the recommendation of a majority of the members of the Compensation Committee, the Board of Directors approved the terms and conditions of employment for Ms. Gluskin as President and Chief Executive Officer and Ms. Perri as Chief Financial Officer and Chief Operating Officer. Prior to such date, Ms. Gluskin and Ms. Perri served in such capacities without formal employment terms. The terms of employment with Ms. Gluskin and Ms. Perri have not been memorialized in separate written agreements. The material terms of Generex’s employment of each of Ms. Gluskin and Ms. Perri are identical except as otherwise noted and are as follows:

•
Each named executive’s employment is effective as of January 1, 2006. The initial term of employment is five years, subject to the termination provisions described below. Generex or either executive may give notice of non-renewal not less than six months prior to the expiration of the term. If no such notice is given, the term of employment will extend indefinitely and will be terminable upon not less than six months’ prior written notice.

•	Each named executive’s employment may be terminated:

(a)	By Generex for cause (without any additional payment to the named executive);

(b)	automatically upon expiration of the term;

(c)	automatically upon the named executive’s death or disability; or

(d)	By the named executive upon thirty days’ prior written notice if there is a:

	(i)	a material change in duties (other than removal of the title of Chief Financial Officer and the duties associated therewith in the case of Ms. Perri),

	(ii)	a material reduction in the named executive’s remuneration,

(iii)	a material breach of the terms of employment by Generex,

(iv)	a change of control of Generex, or

(v)	a sale of all or substantially all of the property and assets of Generex.

In the event of termination pursuant to clause (b) above as a result of Generex’s notice of non-renewal or pursuant to clause (d) above, Generex will pay the named executive an amount equal to the greater of:

(x)	an amount equal to five times the named executive’s base annual salary as of the date of termination, which amount will be payable in a lump sum on the date of termination, or

(y)
$5,000,000, $3,000,000 of which will be payable in a lump sum on the date of termination and $2,000,000 of which will be payable in stock issuable within three business days of the date of termination and valued at the 20-day volume weighted average price as of the close of business on the date of termination.

In addition, in such a termination event, the named executive will be entitled to participate in and receive benefits for a period of twelve months following termination and will have no duty to mitigate.

•
The named executive will be entitled to an annual bonus as determined by Generex’s Compensation Committee in respect of each fiscal year of Generex during the term of employment and reimbursement of all reasonable expenses incurred by her in connection with Generex’s business.

•	The named executive will be included on any management slate of nominees submitted to Generex’s stockholders for election to the Board of Directors.

•	Standard employee confidentiality, non-competition and non-solicitation covenants will apply.

•
Each named executive is entitled to receive her current annual base salary under the terms of her respective employment with Generex, which salary may not be reduced during the term of such employment. On April 5, 2005, the Board of Directors increased Ms. Gluskin’s base salary to $425,000, effective as of August 1, 2004. On August 17, 2007, the Board of Directors increased her base salary to $450,000, effective as of August 1, 2005, and to $500,000, effective as of January 1, 2007. On April 5, 2005, the Board of Directors increased Ms. Perri’s base salary to $325,000, effective as of August 1, 2004. On August 17, 2007, the Board of Directors increased her base salary to $350,000, effective as of August 1, 2005, and to $400,000, effective as of January 1, 2007.

Terms of Employment for Mr. Fletcher

On March 17, 2003, our Board of Directors approved the terms and conditions of Mr. Fletcher’s employment, prior to his joining Generex on or about April 21, 2003. The terms of Mr. Fletcher’s employment have not been memorialized in separate written agreements. Pursuant to the terms of his employment, Mr. Fletcher holds the position of Executive Vice President and General Counsel. Mr. Fletcher's term of service extends through March 16, 2008, subject to termination in accordance with the terms and conditions of his employment. Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board of Directors. Upon joining Generex, Mr. Fletcher received options to purchase 250,000 shares of common stock. Initially, Mr. Fletcher was entitled to receive a guaranteed bonus of $30,000 per year. On April 5, 2005, the Board of Directors increased Mr. Fletcher’s base salary from $130,000, including the guaranteed bonus, to $250,000, with no guaranteed bonus, effective as of August 1, 2004. On August 17, 2007, the Board of Directors increased Mr. Fletcher’s base salary to $275,000, effective as of August 1, 2005, and to $300,000, effective as of January 1, 2007.

The terms of his employment provide that Mr. Fletcher will be bound by standard restrictive covenants prohibiting him from disclosing confidential information about Generex. Either party may give at least 12 months’ notice of non-renewal of the term; if such notice is not given, the term of employment will be indefinite.

Generex may terminate its obligations with respect to Mr. Fletcher’s employment as follows:

(i)	upon 30 days written notice;

(ii)	for “cause”;

(iii)	in the event of Mr. Fletcher’s disability;

(iv)	in the event of Mr. Fletcher’s death; or

(v)	in the event of Mr. Fletcher voluntarily resigning.

Mr. Fletcher may terminate his obligations upon 30 days written notice upon:

(a)	a material change in his duties,

(b)	a material reduction in compensation,

(c)	a material breach or default by Generex, or

(d)	a change in control of Generex which includes but is not limited to the replacement of Anna Gluskin as a director or Chief Executive Officer.

In the event that Mr. Fletcher terminates his employment voluntarily (and not under the circumstances described in (a), (b), (c) or (d) above) or Generex terminates his employment under the circumstances described in (ii), (iii), (iv) or (v) above, Mr. Fletcher will be entitled only to that portion of his base salary due and owing as of his last day worked, less any amounts owed to Generex. Under these circumstances, he will not be entitled to any bonus or incentive compensation.

If Generex terminates Mr. Fletcher’s employment under the circumstance described in (i) above (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to (a), (b), (c) or (d) above, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date. Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options, and all unvested options that he holds will accelerate and fully vest on the termination date. He has no duty to mitigate his damages based on the termination of employment.

Dr. Bernstein’s Employment Agreement

Dr. Bernstein is compensated pursuant to his employment agreement with Generex. In April 2002, Generex entered into an employment agreement with Dr. Bernstein, which was subsequently amended in April 2005 and in March 2008. The term of the agreement commenced April 1, 2002 and, pursuant to the 2005 and 2008 amendments, extends until March 31, 2011, subject to termination in accordance with the agreement. Pursuant to the terms of his employment agreement, Dr. Bernstein holds the position of Vice President of Medical Affairs. Dr. Bernstein’s current annual base compensation is $200,000. He is entitled to reimbursement for health insurance premiums for himself and his spouse and for professional expenses, including journals and professional societies, up to $4,000 annually. Under the agreement, as amended, Dr. Bernstein is entitled to receive options to purchase 50,000 shares of common stock for each year of employment, but he is no longer entitled to monthly advances against potential cash bonuses in the amount of $2,500. On March 5, 2007, pursuant to the terms of Dr. Bernstein’s agreement in respect of contract year ending March 31, 2007, the Board of Directors granted Dr. Bernstein a warrant to purchase 50,000 shares of Generex common stock. The exercise price of the warrant was $1.71 per share, which represented the closing price of the common stock on the NASDAQ Capital Market on March 5, 2007. Dr. Bernstein has not exercised this warrant to date. On March 10, 2008, pursuant to the terms of Dr. Bernstein’s agreement in respect of contract year ending March 31, 2008, the Board of Directors granted Dr. Bernstein a warrant to purchase 50,000 shares of Generex common stock. The exercise price of the warrant was $0.94 per share, which represented the closing price of the common stock on the NASDAQ Capital Market on March 10, 2008.

The agreement contains restrictive covenants prohibiting Dr. Bernstein from disclosing confidential information and from competing with Generex or soliciting Generex’s employees or consultants for another business for a period of at least twelve months after his termination.

Dr. Bernstein’s employment agreement may be terminated as follows:

(i)	by either party upon 90 days written notice;

(ii)	by Generex for “cause” as defined in the agreement;

(iii)	immediately by Generex upon Dr. Bernstein’s death;

(iv)	immediately by Generex if Dr. Bernstein has been unable to perform his regular duties due to disability for more than 9 months in any 12 month period;

(v)	by Dr. Bernstein for Generex’s material breach or default that continues after notice and a 14-day cure period.

In the event that Dr. Bernstein terminates his agreement under the circumstances described in (v) above, Dr. Bernstein is entitled to a severance payment equal to the sum of (x) the lesser of (A) $150,000 or (B) the amount of base salary payable under the remaining term of the agreement, plus (y) all bonus or other incentive or deferred compensation earned or credited to him as of the date of his termination notice to Generex. This payment is payable within 14 days of his termination notice to Generex.

In the event that Dr. Bernstein voluntarily terminates his employment except as described in (v) above or Generex terminates his employment under the circumstances described in (ii), (iii) or (iv) above, Dr. Bernstein will receive only that portion of his base salary due and owing as of his last day worked, less any amounts owed to Generex. Under these circumstances, he will not be entitled to any bonus or incentive compensation.

If Generex terminates Dr. Bernstein’s employment under the circumstance described in (i) above, Dr. Bernstein will be entitled to severance payments of monthly payments equal to his monthly payments of base salary for the lesser of twelve months or the remainder of the term of the agreement, plus bonus or incentive compensation earned or credited to him as of the date of Generex’s termination notice to him.

Potential Payments Upon Termination or Change-in-Control

The following table shows potential payments to our named executives under existing employment agreements, plans or arrangements, whether written or unwritten, for various scenarios involving termination of employment or a change in control, assuming termination on July 31, 2007 and, if applicable, based upon the closing stock price of Generex common stock on that date. These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2007, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

The following table provides the intrinsic value (that is, the value based upon Generex’s stock price, and in the case of options minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled or been terminated as of July 31, 2007.

The terms of employment for Ms. Gluskin, Ms. Perri and Mr. Fletcher do not provide specific definitions for the various termination events. The definitions for certain termination events as defined in the employment agreement of Dr. Bernstein are set forth below. For the purposes of the table, below are the standard definitions for certain termination events as defined in the Amended Generex 2001 Stock Option Plan, which we refer to as the “2001 Plan.”

"Cause" means that a named executive has:

(i)	breached his or her employment or service contract with Generex;
(ii)	engaged in disloyalty to Generex, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service;

(iii)	disclosed trade secrets or confidential information of Generex to persons not entitled to receive such information;
(iv)	breached any written confidentiality, non-competition or non-solicitation agreement between the named executive and Generex; or
(v)	has engaged in such other behavior detrimental to the interests of Generex as determined by the Compensation Committee.

“Change in Control” means any of the following:

(i)	a liquidation or dissolution of Generex,
(ii)	a sale of all or substantially all of Generex’s assets,
(iii)	a merger in which Generex’s stockholders hold less than 80% of the voting stock in the surviving corporation, or
(iv)	when a person or group acquires control of more than 20% of the voting stock without the approval of the Board of Directors.

“Disability" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Potential Payments Upon Termination or Change in Control for Named Executives as of July 31, 2007

Name	Benefit		Cause		Without Cause/Non-Renewal		Voluntary Termination by Executive		Breach by Generex (1)		Change in Control		Disability		Death
Anna E. Gluskin	Cash Payment	(2)	$0		$3,000,000		$0		$3,000,000		$3,000,000			(15)		(15)
	Stock	(3)	$0		$2,000,000		$0		$2,000,000		$2,000,000		$0		$0
	Stock Options		$2,039,506	(4)	$2,039,506	(5)	$2,039,506	(5)	$2,039,506	(5)	$2,039,506	(9)	$2,039,506	(6)	$2,039,506	(7)
	Benefits		$0		$0	(8)	$0	(8)	$0	(8)	$0	(8)	$0		$0
	Total		$2,039,506		$7,039,506		$2,039,506		$7,039,506		$7,039,506		$2,039,506		$2,039,506

Rose C. Perri	Cash Payment	(2)	$0		$3,000,000		$0		$3,000,000		$3,000,000			(15)		(15)
	Stock	(3)	$0		$2,000,000		$0		$2,000,000		$2,000,000		$0		$0
	Stock Options		$1,169,726	(4)	$1,169,726	(5)	$1,169,726	(5)	$1,169,726	(5)	$1,169,726	(9)	$1,169,726	(6)	$1,169,726	(7)
	Benefits		$0		$0	(8)	$0	(8)	$0	(8)	$0	(8)	$0		$0
	Total		$1,169,726		$6,169,726		$1,169,726		$6,169,726		$6,169,726		$1,169,726		$1,169,726

Mark A. Fletcher	Cash Payment		$0		$375,000	(10)	$0		$375,000	(10)	$375,000	(10)		(15)		(15)
	Stock		-		-		-		-		-		-		-
	Stock Options		$1,000,191	(4)	$1,000,191	(5),(11)	$1,000,191	(5)	$1,000,191	(5),(11)	$1,000,191	(9)	$1,000,191	(6)	$1,000,191	(7)
	Benefits		$0		$0	(8),(10)	$0	(8)	$0	(8),(10)	$0	(8), (10)	$0		$0
	Total		$1,000,191		$1,375,191		$1,000,191		$1,375,191		$1,375,191		$1,000,191		$1,000,191

Gerald Bernstein, M.D.	Cash Payment		$0	(12)	$133,334	(13)	$0		$133,134	(14)	$0			(15)		(15)
	Stock		-		-		-		-		-		-		-
	Stock Options		$99,000	(4),(12)	$99,000	(5)	$99,000	(5)	$99,000	(5)	$99,000	(9)	$99,000	(6)	$99,000	(7)
	Benefits		$0	(12)	$0	(13)	$0		$0	(14)	$0		$0		$0
	Total		$99,000		$232,334		$99,000		$232,334		$99,000		$99,000		$99,000

(1) In the case of Ms. Gluskin, Ms. Perri and Mr. Fletcher, this termination event includes a material change in duties or material reduction in remuneration of such named executive.

(2) This amount would be payable upon the date of termination in a lump sum.

(3) This amount would be payable in shares of Generex common stock based upon the 20-day volume weighted average price ($1.70) as of the close of business on the date of termination. Such shares would be issuable within three business days of the date of termination.

(4) The options granted on April 5, 2005 (including those effective as of December 13, 2004) survive termination of the named executive’s employment. Other options granted to the named executive pursuant to the 2001 Plan would terminate immediately upon the named executive’s termination for cause. Warrants issued to Dr. Bernstein on April 18, 2006 and March 5, 2007 would survive termination of employment.

(5) The 2001 Plan permits a named executive who voluntarily terminates employment with Generex or whose employment is terminated without cause to exercise vested options outstanding at the date of termination for a period of up to 90 days thereafter or the expiration date of the option, whichever is earlier. Warrants issued to Dr. Bernstein on April 18, 2006 and March 5, 2007 would survive termination of employment without cause or voluntary termination.

(6) The 2001 Plan permits a named executive to exercise vested options outstanding at the time of the named executive’s cessation of employment due to disability for a period of up to one year thereafter or the expiration of the option, whichever is earlier. Warrants issued to Dr. Bernstein on April 18, 2006 and March 5, 2007 would survive termination of employment.

(7) The 2001 Plan permits a named executive’s beneficiary to exercise vested options outstanding at the time of the named executive’s death for a period of up to one year after death or the expiration date of the option, whichever is earlier. Warrants issued to Dr. Bernstein on April 18, 2006 and March 5, 2007 would permit his beneficiary to exercise such warrants after his death.

(8) Ms. Gluskin, Ms. Perri and Mr. Fletcher would be entitled to receive health benefits for a period of 12 months after termination of employment. Since these benefits are widely available to salaried employees of Generex, they are excluded from the table above. The total aggregate value of these benefits in each case is below $5,000.

(9) The 2001 Plan provides for the acceleration of exercisability and vesting of any outstanding options, unless otherwise determined by the Board of Directors or its designee. As all of the named executive’s options are fully exercisable and vested, we have assumed for purposes of this column that the named executive will exercise all of his/her outstanding options in connection with a change of control of Generex, which we have assumed occurred on July 31, 2007.

(10) Pursuant to his employment arrangement, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date.

(11) Pursuant to the terms of his employment with Generex, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options.

(12) In his employment agreement with Generex, for “cause” means Dr Bernstein has: (i) become disqualified or prohibited from carrying out his material duties or functions; (ii) been convicted of any felony or other crime which discredits Generex; (iii) committed any act of misconduct which discredits or causes material harm to Generex; (iv) made any material misrepresentation in connection with his employment; or (v) failed to carry out any of his material duties after notice and a thirty-day cure period.

(13) If Generex terminates Dr. Bernstein’s employment on 90 days written notice, Dr. Bernstein will be entitled to severance payments of monthly payments equal to his monthly payments of base salary for the lesser of twelve months or the remainder of the term of the agreement, plus bonus or incentive compensation earned or credited to him as of the date of Generex’s termination notice to him.

(14) In the event that Dr. Bernstein terminates his agreement based on Generex’s material breach or default, Dr. Bernstein is entitled to a severance payment equal to the sum of (x) the lesser of (A) $150,000 or (B) the amount of base salary payable under the remaining term of the agreement, plus (y) all bonus or other incentive or deferred compensation earned or credited to him as of the date of his termination notice to Generex. This payment is payable within 14 days of his termination notice to Generex.

(15) Each named executive is entitled to receive monthly disability payments and his/her survivor(s) are entitled to receive a lump sum payment upon such named executive’s death, in either case up to an amount equal to his/her annual base salary or $100,000, whichever is less. Insurance premiums are paid by Generex, and such insurance coverage widely available to all salaried employees at Generex. Thus, the amounts payable upon the disability or death of the named executive (as well as the premiums paid by Generex) are excluded from the table above.

CERTAIN TRANSACTIONS

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in the change in control of Generex.

Certain Relationships and Related Transactions

Review of Related Party Transactions

We presently have a policy requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex. We also have a policy requiring the approval by the Audit Committee for any transactions in which a director or an executive officer has a material interest apart from such director's or officer’s interest in Generex.

Related Transactions

Prior to January 1, 1999, a portion of our general and administrative expenses resulted from transactions with affiliated persons, and a number of capital transactions also involved affiliated persons. Although these transactions were not the result of "arms-length" negotiations, we do not believe that this fact had a material impact on our results of operations or financial position. Prior to December 31, 1998, we classified certain payments to executive officers for compensation and expense reimbursements as "Research and Development - related party" and "General and Administrative - related party" because the executive officers received such payments through personal services corporations rather than directly. After December 31, 1998, these payments have been and will continue to be accounted for as though the payments were made directly to the officers, and not as a related party transaction. With the exception of our arrangement with our management company described below, we do not foresee a need for, and therefore do not anticipate, any related party transactions in the current fiscal year.

On May 3, 2001, we advanced $334,300 to each of three senior officers, who are also our stockholders, in exchange for promissory notes. These notes bore interest at 8.5% per annum and were payable in full on May 1, 2002. These notes were guaranteed by a related company owned by these officers and secured by a pledge of 2,500,000 shares of our common stock owned by this related company. On June 3, 2002, our Board of Directors extended the maturity date of the loans to October 1, 2002. The other terms and conditions of the loans and guaranty remained unchanged and in full force and effect. As of July 31, 2002, the balance outstanding on these notes, including accrued interest, was $1,114,084. Pursuant to a decision made by the Compensation Committee as of August 30, 2002, these loans were satisfied through the application of 592,716 shares of pledged stock, at a value of $1.90 per share, which represented the lowest closing price during the sixty days prior to August 30, 2002.

On December 9, 2005, our Board of Directors approved a one-time recompense payment in the aggregate amount of $1,000,000 for each of Ms. Gluskin, our Chairwoman, Chief Executive Officer and President, and Ms. Rose Perri, our Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, in recognition of the company’s failure to remunerate each of Ms. Gluskin and Ms. Perri in each of the fiscal years ended July 31, 1998, 1999, 2000 and 2001 in a fair and reasonable manner commensurate with comparable industry standards and Ms. Gluskin’s and Ms. Perri’s duties, responsibilities and performance during such years. The payment of such amount to each of Ms. Gluskin and Ms. Perri will be made (a) in cash at such time or times and in such amounts as determined solely by Ms. Gluskin or Ms. Perri, as applicable, and/or (b) in shares of our common stock at such time or times as determined by Ms. Gluskin or Ms. Perri, as applicable, provided that the conversion price for any such shares shall be equal to the average closing price of our common stock on the NASDAQ Capital Market for the 20 successive trading days immediately preceding, but not including, December 9, 2005. The amounts were not paid as of March 14, 2008 with the exception of $415,742.30 that was used by Ms. Perri to repay Note Receivable, Due from Related Party. The amount was due from EBI, Inc., a shareholder of Generex that is controlled by the estate of Generex’s former Chairman of the Board, Mark Perri. The note was not interest bearing, unsecured and did not have any fixed terms of repayment. The note was extended to EBI, Inc. in May 1997.

Real Estate Transactions:

On August 7, 2002, we purchased real estate with an aggregate purchase price of approximately $1.6 million from an unaffiliated party. In connection with that transaction, Angara Enterprises, Inc., a licensed real estate broker that is an affiliate of Ms. Gluskin received a commission from the proceeds of the sale to the seller in the amount of 3% of the purchase price, or $45,714. We believe that this is less than the aggregate commission which would have been payable if a commission had been negotiated with an unaffiliated broker on an arm's length basis.

On December 9, 2005, our Board of Directors approved the grant to Ms. Perri of a right of first refusal in respect of any sale, transfer, assignment or other disposition of either or both real properties municipally known as 1740 Sismet Road, Mississauga, Ontario and 98 Stafford Drive, Brampton, Ontario (collectively, the “Properties”). We granted Ms. Perri this right in recognition of the fair market value transfer to us during the fiscal year ended July 31, 1998 by Ms. Perri (or parties related to her) of the Properties.

We utilize a management company to manage all of our real properties. The property management company is owned by Ms. Perri, Ms. Gluskin and the estate of Mark Perri, our former Chairman of the Board. In the fiscal years ended July 31, 2007 and 2006, we paid the management company approximately $47,832 and $46,133, respectively, in management fees.

Legal Fees.

David Wires, a former director, is a partner of the firm Wires Jolley LLP. Wires Jolley represents us in various matters. During fiscal 2007, we paid approximately $95,000 in fees to Wires Jolley. We continue to use Wires Jolley and expect to pay legal fees in similar amounts to the firm in fiscal 2008. Mr. Wires elected not to stand for re-election at our Annual Meeting of Stockholders which was held on May 29, 2007.

Consulting Fees.

Peter Amanatides, who served as a director in fiscal 2007 but has elected not to stand for re-election at the annual meeting of the stockholders, is the Senior Vice-President and Chief Operating Officer of PharmaLogika, Inc., a private consulting firm in the pharmaceuticals regulatory field. During fiscal year 2007, Generex paid $100,000 in fees to PharmaLogika for services rendered. We do not expect to pay any further fees to PharmaLogika going forward. Mr. Amanatides is neither a director nor a shareholder of PharmaLogika.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following pages sets forth information regarding the beneficial ownership of the common stock by:

•  Our executive officers and directors;
•  All directors and executive officers as a group; and
•  Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of common stock.

The information contained in these tables is as of March 14, 2008. At that date, we had 111,556,091 shares of common stock outstanding.

We have redeemed our 1,000 shares of Special Voting Rights Preferred Stock as of April 5, 2007 for the aggregate redemption price of $100.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

Except as otherwise indicated, the address of each person named in the table below is c/o Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Canada M5J 2G2.

Beneficial Ownership

Name of Beneficial Owner	Number of Shares	Percent of Class

(i) Directors and Executive Officers

Peter G. Amanatides (1)	251,000	*
John P. Barratt (2)	495,714	*
Gerald Bernstein, M.D. (3)	303,469	*
Mark Fletcher (4)	1,109,086	1.0%
Anna E. Gluskin (5)	2,890,498	2.6%
Rose C. Perri (6)	5,419,054	4.9%
Brian T. McGee (7)	455,714	*
Nola Masterson (8)	102,700	*
Officers and Directors as a group (8 persons)	11,202,174	10.0%

(ii) Other Beneficial Owners (and their addresses)
EBI, Inc. In Trust(9) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,441,496	1.3%
GHI, Inc. In Trust (10) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,907,334	1.7%

*  Less than 1%.

(1) Includes 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 1,000 shares purchased on August 5, 2005 and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan.

(2) Includes 70,000 shares issued upon exercise of stock options granted on March 19, 2003, 70,000 shares issuable upon exercise of stock options granted on October 30, 2003, 70,000 shares issuable upon stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan.

(3) Includes 3,469 shares held by Dr. Bernstein, 50,000 shares issuable upon exercise of a stock option granted on March 19, 2003, and 100,000 shares issuable upon exercise of stock options approved by the Board of Directors on April 5, 2005 with an effective date of December 13, 2004 under the 2001 Plan and pursuant to Dr. Bernstein's employment agreement with Generex. Also includes 50,000 shares issuable upon exercise of a warrant issued on April 18, 2006 pursuant to Dr. Bernstein’s employment agreement with Generex, 50,000 shares issuable upon exercise of a warrant issued on March 5, 2007 pursuant to Dr. Bernstein’s employment agreement with Generex and 50,000 shares issuable upon exercise of a warrant issued on March 10, 2008 pursuant to Dr. Bernstein’s employment agreement with Generex.

(4) Includes 13,360 shares, 250,000 shares issuable upon the exercise of stock options granted on March 19, 2003 with an effective date as of April 21, 2003, 250,000 shares issuable upon the exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004, 470,726 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and 125,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan, which shares were fully vested on the date of grant.

(5) Includes 16,127 shares held by Ms. Gluskin, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Gluskin, 450,000 shares issuable upon exercise of stock options granted under the 2001 Plan, 250,000 shares issuable upon exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004 under the 2001 Plan, 1,120,704 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and 100,000 shares of restricted stock granted in August 2007 under 2006 Stock Plan, which shares were fully vested on the date of grant.

(6) Includes 204,726 shares held by Ms. Perri, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Perri, 400,000 shares issuable upon exercise of stock options granted under the 2001 Plan, 250,000 shares issuable upon exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004 under 2001 Plan, 576,752 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and 87,500 shares of restricted stock granted in August 2007 under 2006 Stock Plan, which shares were fully vested on the date of grant. Also includes the shares and options that are owned by the estate of Mr. Mark Perri, of which Ms. Perri is executor and beneficiary, but is not considered to beneficially own for some purposes: 45,914 shares previously owned of record by Mr. Mark Perri; 1,100,000 shares owned of record by EBI, Inc. (of which Mr. Mark Perri was beneficial owner); 305,332 shares held of record by brokerage accounts and options for 200,000 shares which survived Mr. Perri's death. Also includes 341,496 shares owned of record by EBI, Inc., which Ms. Perri may be deemed to beneficially own because of the power to vote the shares but which are beneficially owned by other stockholders because they are entitled to the economic benefits of the shares. Ms. Perri is also deemed to beneficially own an additional 953,667 shares owned of record by GHI, Inc. by holding the right to vote such shares. These shares are also beneficially owned by Ms. Gluskin.

(7) Includes 70,000 shares issuable upon exercise of stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation, and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan. Also includes 100,000 shares acquired in February and March 2006.

(8) Ms. Masterson received an award of 100,000 shares of common stock on August 17, 2007 in consideration of her election to Generex’s Board of Directors on May 29, 2007. These shares were issued pursuant to the 2006 Plan and were fully vested on the date of grant. Also includes 2,700 shares acquired in March 2008.

(9) All of these shares were previously beneficially owned by Mr. Mark Perri but are now deemed to be beneficially owned by Ms. Perri because she has the sole power to vote the shares. With respect to 1,100,000 of the shares owned of record by EBI, Inc., Ms. Perri also has investment power and otherwise is entitled to the economic benefits of ownership.

(10) Ms. Gluskin and Ms. Perri each own beneficially 953,667 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits associated with such shares. The shares beneficially owned by Ms. Gluskin also are deemed to be beneficially owned by Ms. Perri because she has the sole power to vote the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Generex's directors and executive officers, and any persons who own more than ten percent of Generex's common stock, file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file. To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by its directors and executive officers during the fiscal year ended July 31, 2007 were filed on a timely basis, with the exception of the following reports.

The Initial Statement of Beneficial Ownership of Securities on Form 3 relating to Nola Masterson’s election as a director of Generex at the annual meeting of stockholders held on May 29, 2007 was filed late on August 30, 2007. As disclosed on her Form 3 report, Ms. Masterson did not own any securities of Generex as of the date of her election to the Board. The Statement of Changes in Beneficial Ownership of Securities on Form 4 relating to the Board’s August 17, 2007 award to Ms. Masterson of 100,000 shares of common stock pursuant to the Generex Biotechnology Corporation 2006 Stock Plan was filed late on August 30, 2007. This award was made in consideration of Ms. Masterson’s election to the Board on May 29, 2007.

The Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Gerald Bernstein on October  25, 2007 was filed late. This report disclosed the issuance to Mr. Bernstein on March 5, 2007 of warrants to purchase 50,000 shares of Generex’s common stock pursuant to the terms of his employment agreement with Generex.

OTHER INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the fiscal year ended July 31, 2007 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Secretary of Generex at Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, by calling 305-918-7000 or via the Internet at www.generex.com.

Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the Next Annual Meeting

Any proposals of stockholders intended to be presented at the 2009 annual meeting of stockholders must be received by Generex at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, no later than [December 17, 2009] in order to be included in the proxy materials and form of proxy relating to such meeting. It is suggested that stockholders submit any proposals by an internationally recognized overnight delivery service to the Secretary of Generex at its principal executive offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for such meeting. The annual meeting for the fiscal year ended July 31, 2008 is tentatively scheduled to take place in May 2009.

For business to be properly brought before the 2009 annual meeting by a stockholder in a form other than a stockholder proposal requested to be included in Generex’s proxy materials, any stockholder who wishes to bring such business before the annual meeting of stockholders must give notice of such business in writing to the Secretary of Generex not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Secretary of Generex not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to Mark Fletcher, Executive Vice President and General Counsel, at the principal offices of Generex.

If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

Appendix A

GENEREX BIOTECHNOLOGY CORPORATION
AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the Company's financial statements and reports and (2) the independence and performance of the Company's auditors. The Committee shall be solely responsible for the appointment, compensation, retention and oversight of the work of any independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work. The independent auditor so employed shall report directly to the Committee.

The Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that such delegation is in compliance with Section 10A(i)(3) of the Exchange Act and the rules thereunder and decisions of such subcommittees to grant pre-approvals shall be presented to the Committee at its next scheduled meeting. The Committee shall not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

The Committee shall have the authority to retain independent legal, accounting or other consultants or advisors to advise it. The Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel, auditor or other consultant or advisor to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee. The Company shall provide sufficient funds to the Committee for the retention, use or employment of any legal, accounting or other consultant or advisor by the Committee that is necessary for the Committee to carry out its duties under this Charter.

The Committee shall:

1.	Review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

2.	Review the Company's annual audited financial statements with management and the Company's independent auditor, including major issues regarding accounting and auditing principles and practices.

3.
Review with management and the Company's independent auditor any significant financial reporting issues and judgments observed by or brought to the attention of the Committee relative to the preparation of the Company's financial statements.

4.	Review the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5.	Review any proposed major changes to the Company's auditing and accounting principles prior to their adoption.

6.
Receive periodic reports from the Company's independent auditor regarding the auditor's independence, discuss such reports with the auditor, and recommend any Board action deemed necessary and appropriate by the Committee to assure the independence of the auditor.

7.	Ensure the rotation of the audit partners of the independent auditor to the extent required by law.

8.
Recommend to the Board policies for the Company's hiring of employees, or former employees, of the Company's independent auditor who participated in any capacity in the audit of the Company, prior to the Company's hiring any such persons.

9.
Review and discuss reports from the independent auditor on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material communications between the independent auditor and management.

10.
Discuss with the independent auditor the matters required to be discussed with the Committee by the independent auditor under Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's financial statements.

11.
Review with the Company's independent auditor any problems or difficulties the auditor may have encountered, as well as any management letter provided by the auditor and the Company's response to that letter.

12.
Review and discuss with management, the independent auditor and the Controller: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

13.
Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

15.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

16.	Review with the Company's attorneys such legal matters as the Committee determines may have a material impact on the Company's financial statements.

17.	Evaluate together with the Board the performance of the Company's independent auditor.

18.	Review the appointment and any replacements of the Company's principal accounting officer.

19.
Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall consist of no fewer than three members. Each member of the Committee shall be independent and shall have the ability to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. For purposes of this Charter, to be considered "independent" a Committee member: (1) must meet the independence requirements of the NASDAQ Stock Market, Inc. and any U.S. Securities and Exchange Commission regulation applicable to the Company; and (2) may not, other than in his or her capacity as a member of the Committee, (a) accept any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, or (b) be an affiliated person of the Company or any subsidiary thereof.

Committee members shall be members of the Board of the Company and shall be nominated and elected by the full Board annually. The full Board shall promptly fill vacancies that may occur on the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, or comparable experience or background (including, for example, being or having been a chief executive officer, chief financial officer or other senior corporate officer with financial oversight responsibilities) which results in such member having financial sophistication. The qualifications of Committee members shall be determined by the full Board.

Meetings of the Committee may be called from time to time by the Chairman or any two members of the Committee upon not less than seventy-two (72) hours prior notice (which may but need not state the business intended to be conducted at the meeting), provided that a meeting may be held without such notice if all members are present or, if absent, waive notice of the meeting. A majority of the members of the Committee shall constitute a quorum for the purpose of taking any action upon any matter than may come before it, and the Committee may take any action which it is authorized to take as a committee without the necessity of a meeting if all members of the Committee consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law. The Chairman of the Committee shall promulgate such other rules or procedures as he or she deems necessary or appropriate for the proper and efficient conduct of the business of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statement are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure the Company's compliance with laws and regulations relating to financial disclosure or any other area.

Appendix B

May 29, 2007

Corporate Governance and Nominating Committee Charter

This corporate governance and nominating committee (the “Committee”) charter was adopted by the board of directors (the “Board”) of Generex Biotechnology Corporation (the “Company”) on May 29, 2007.

This charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and bylaws, it is not intended to establish by its own force any legally binding obligations.

I.            Purpose

The Committee helps ensure that the Board governance system performs well, with specific responsibility for making recommendations to the Board on Board organization and procedures, performance evaluation of the Board and individual directors, and nomination of directors. This Committee works closely with the President & Chief Executive Officer of the Company and the Chairperson of the Board.

The Board believes that diversity is an important attribute of a well-functioning board. It is the responsibility of the Committee to recommend for selection a slate of qualified candidates to serve as directors of the Company. Among the responsibilities of the Committee shall be to advise the Board on matters of diversity, including race, gender, culture, and geography, and recommend, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience, and expertise.

II.           Committee Membership

Committee members must be a majority of independent directors, as defined by the NASDAQ Stock Market’s Marketplace Rules.

III.          Committee Meetings

The Committee shall meet on a regularly scheduled basis at least four times per year, or more frequently as circumstances dictate.

The Committee shall meet at least annually with the President & Chief Executive Officer of the Company and the General Counsel of the Company and any other corporate officers the Board and Committee deem appropriate to discuss and review the performance evaluations of officers and directors.

IV.          Key Responsibilities and Duties

The Committee will conduct an annual evaluation of its effectiveness, to determine if the purpose and responsibilities are consistent with the guidelines of this Charter of the Corporate Governance and Nominating Committee, and are clearly aligned with the Company's strategic corporate governance and nominating goals and objectives.

In addition, the Committee will:

1.	Review with the Board on an annual basis the appropriate skills and characteristics required on the Board in the context of the strategic direction of the Company.

2.
Review Board composition to ensure that the Board reflects a balance of knowledge, experience, skills, expertise, and diversity, including racial and gender diversity required for the Board to fulfill its duties.

(i).	Develop a set of criteria for Board membership that strives to attain a diversity of background and skills for the Board.

(ii).
Create a search protocol that seeks qualified Board candidates from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, human resources, and legal services.

(iii).
Strive for the inclusion of diverse groups, knowledge, and viewpoints. To accomplish this, the committee may retain an executive search firm to help meet the committee’s diversity objective, as well as form alliances with organizations representing the interests of women and minorities. In connection with its efforts to create and maintain a diverse board, the governance committee will:

o
Develop recruitment protocols that seek to include diverse candidates in any director search. These protocols should take into account that qualified, but often overlooked, candidates may be found at the senior levels in a broad array of organizations, including academic institutions, privately held businesses, nonprofit organizations, and trade associations, in addition to the traditional candidate pool of corporate directors and officers.

o	Strive to use, to their fullest potential, the current network of organizations and trade groups that may help identify diverse candidates.

o	Periodically review director recruitment and selection protocols so that diversity remains a component of any director search.

(iv).
The Committee shall seek diverse populations, expertise, and viewpoints for representation on the Board. The Board recognizes, however, that the representation of any specific characteristic may vary over time.

3.	Manage the process whereby the full Board annually assesses its performance, and then report the results of this evaluation to the Board along with any recommendations for improvements.

4.
Manage the process whereby the current Board members are evaluated individually by the Board at the time they are considered for re-nomination, and provide advice to individual Board members based on these evaluations.

5.
Upon receiving the resignation letter required from any director who makes a principal occupation change (including retirement), and after considering advice from the Chairperson of the Board and the President & Chief Executive Officer of the Company, recommend to the full Board whether to accept the resignation.

6.	Recommend for Board approval a definition of what constitutes an independent director. The definition should be in compliance with relevant standards by regulators and listing bodies.

7.	Investigate any potential conflict of interest by a director as assigned to it by the Board.

8.
Recommend to the Board the existing directors to be re-nominated, after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the individual evaluations of the directors, and the wishes of existing Board members to be re-nominated.

9.	Review with the Board on an annual basis the appropriate skills and characteristics required of new Board members. (See also items 1, 2, and 4.)

10.
Solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources. Decide whether the assistance of a search firm is needed, and, if so, choose the firm. This Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

11.
After a review of Board candidates and after considering the advice of the chairperson of the Board and the President & Chief Executive Officer of the Company, designate which candidates are to be interviewed. Candidates at a minimum are interviewed by the chairperson of this Committee, the chairperson of the Board, and the President & Chief Executive Officer of the Company, but may be interviewed by other directors.

12.
After the interviews, recommend for Board approval any new directors to be nominated. Prior to the final vote of the Board on the nomination of a new director, arrange for the selected candidate to meet all existing directors not yet met.

13.	Design an orientation program for new directors and consult with them on their progress.

14.
Recommend committee assignments, including committee chairmanships, to the full Board for approval. This is done after receiving advice from the chairperson of the Board and the President & Chief Executive Officer of the Company, and with consideration of the desires of individual Board members.

15.	Review annually the corporate governance guidelines and committee charters and recommend to the Board any needed changes.

16.	Keep abreast of the developments in the corporate governance field that might affect the Company.

17.	Jointly with the Company’s Compensation Committee, recommend to the Board the compensation to be paid to directors, including the chairperson of the Board.

18.	If a separate chairperson of the Board or a lead director has not been selected, then the governance and nominating committee has two additional duties:

(i).	Work with the chairperson of the Compensation Committee on issues of management objectives, Chief Executive Officer evaluation, and management development and succession.

(ii).
Work with the Chief Executive Officer of the Company to establish an annual schedule of agenda items and present this proposed schedule to the Board for approval at its first meeting of the year. The chairperson of this Committee meets with the Chief Executive Officer of the Company as needed during the year to discuss a specific agenda for each Board meeting.

V.           Authority

This Committee has the power to delegate aspects of its work to independent subcommittees, with Board approval. Furthermore, the Board may allocate any of the responsibilities of this committee to a separate committee, provided that the committee is composed of a majority of independent directors. Any such committee must have a published committee charter.

GENEREX BIOTECHNOLOGY CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MAY 27, 2008

The undersigned stockholder of Generex Biotechnology Corporation (“Generex”) hereby appoints Anna E. Gluskin, Rose C. Perri and Mark A. Fletcher, and each of them with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of Generex held of record by the undersigned on April 2, 2008 at the annual meeting of stockholders of Generex to be held on May 27, 2008 (the "Annual Meeting") at 10:00 a.m. (local time) at the Terrence Donnelly Centre for Cellular and Biomolecular Research, University of Toronto, 160 College Street, Toronto, Ontario, Canada and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

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https://www.proxyvote.com		1-XXX-XXX-XXXX
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• Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.		• Follow the simple recorded instructions.		• Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

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☐	☐ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ☐

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☐ Votes must be indicated (x) in Black or Blue ink.

Item 1. To elect as directors, to hold office until the next meeting of stockholders and until their successors are elected, the five (5) nominees listed below:

NOMINEES:	01. Anna E. Gluskin	02. Rose C. Perri	03. John P. Barratt
	04. Brian T. McGee	05. Nola E. Masterson

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐
For all nominees
except as noted
Above

A vote FOR is recommenced by the Board of Directors.

Item 2. To approve the potential issuance and sale of equity securities below market price in excess of shares permitted to be issued without prior stockholder approval under NASDAQ Marketplace Rules 4350(i)(1)(C) and (D).

o FOR	o AGAINST	o ABSTAIN

A vote FOR is recommended by the Board of Directors.

Item 3. To ratify the appointment of Danziger Hochman Partners LLP as Generex’s independent public accountants for the fiscal year ending July 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR is recommended by the Board of Directors.

Item 4. In their discretion, on such other business as may properly come before the meeting.

o FOR	o AGAINST	o ABSTAIN

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

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Signature:

Date:

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